SCHEDULE 14A INFORMATION

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The Valspar Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 18, 2015

          The annual meeting of stockholders of The Valspar Corporation will be held at 901 – 3rd Avenue South, Minneapolis, Minnesota 55402 on Wednesday, February 18, 2015 at 9:00 A.M., for the following purposes:

Proposal 1	To elect as directors (Class II) the four individuals nominated by the Board of Directors for a term of three years;

Proposal 2	To cast an advisory vote to approve the Corporation’s executive compensation (“Say-on-Pay” vote);

Proposal 3	To approve The Valspar Corporation 2015 Omnibus Equity Plan; and

Proposal 4	To ratify the appointment of the independent registered public accounting firm to examine the Corporation’s accounts for the fiscal year ending October 30, 2015.

          To transact such other business as may properly come before the meeting or any adjournments thereof.

          Stockholders of record at the close of business on December 26, 2014 are entitled to notice of and to vote at the meeting.

          Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended October 31, 2014 also accompanies this Notice.

By Order of the Board of Directors,

ROLF ENGH,
Secretary

Approximate Date of Mailing of Proxy Materials:
January 16, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held February 18, 2015

The following materials, also included with this Notice, are available for view on the Internet:
• Proxy Statement for the Annual Meeting of Stockholders
• Annual Report to Stockholders, including Form 10-K, for the year ended October 31, 2014

To view the Proxy Statement or Annual Report to Stockholders, visit: www.edocumentview.com/VAL

IMPORTANT NOTICE TO STREET NAME HOLDERS

IN CONNECTION WITH APPLICABLE RULES, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED AS FOLLOWS: IF YOU DO NOT TIMELY PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH PROPOSALS 1, 2 AND 3.

Please refer to the enclosed proxy card and the attached proxy statement for information on voting options: Internet – Telephone – Mail

The Valspar Corporation

P.O. Box 1461
Minneapolis, Minnesota 55440

PROXY STATEMENT
Annual Meeting of Stockholders
February 18, 2015

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the stockholders; provided, however, that if a stockholder delivers a proxy without giving any direction, the shares will be voted as recommended by the Corporation’s Board of Directors. A stockholder delivering a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Office of the Secretary of the Corporation, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting.

          Registered stockholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

          Proxies are being solicited by mail. In addition, directors, officers and employees of the Corporation may solicit proxies personally, by telephone or letter at no additional compensation to them. The Corporation will pay the expense of soliciting proxies and will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of our common stock.

          If a stockholder delivers a proxy and abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that matter. Under Section 216 of the Delaware General Corporation Law and our By-laws, an action of the stockholders, including the election of directors, generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter.

          A “street name” holder is the beneficial owner of shares held in a stock brokerage account or by a bank, trust or other nominee. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

          Under applicable rules of the New York Stock Exchange (the “NYSE”) relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors and executive compensation matters without instructions from the beneficial owner. However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1, 2 and 3.

PROPOSAL 1

Election of Directors

          In accordance with the Corporation’s By-laws, we may have up to twelve directors, divided into three classes. Each class consists of four seats, with each director serving a term of three years. There are currently ten directors serving on the Board of Directors. The terms of Class II directors will expire at the Annual Meeting.

          The Board of Directors has nominated Shane D. Fleming for election and Jack J. Allen, John S. Bode and Jeffrey H. Curler for re-election as Class II directors. Unless otherwise directed by the stockholders, it is intended that shares represented by proxy will be voted in favor of the election of the four nominees listed in Class II below, to hold office until the annual meeting in 2018 and until their successors are elected and qualify. If any of the nominees is unable or unwilling to stand for election, it is intended that shares represented by proxy will be voted for a substitute nominee recommended by the Board of Directors, unless the stockholder otherwise directs. The Board is not aware that any of the nominees is unable or unwilling to stand for election.

Names, Principal Occupations for the Past Five Years and Selected
Other Information Concerning Nominees and Directors

CLASS I Directors Continuing in Office Until 2017
John M. Ballbach	Operating Advisor, Clayton, Dubilier & Rice, LLC
Director since October 2012
Age — 54

Mr. Ballbach has been an Operating Advisor with Clayton, Dubilier & Rice, a private equity investment firm, since June 2014. Mr. Ballbach served as Chairman of VWR International, LLC, a leading global laboratory supply and distribution company, from 2007 to 2012 and was President and Chief Executive Officer from 2005 to 2012.

Mr. Ballbach brings to the Board extensive business and industry experience as an advisor to the private equity firm, Clayton, Dubilier & Rice and as the former Chairman, President and Chief Executive Officer of VWR International, LLC. In addition, he is a former corporate officer of Valspar, serving as President and Chief Operating Officer from 2002 to 2004 and in various senior management positions since 2000. Mr. Ballbach’s global perspective, particularly in finance and strategy, contributes to the Corporation’s further expansion into high growth markets. Mr. Ballbach’s background and experience make him well qualified to serve as a director of the Corporation.

Ian R. Friendly	Retired Executive Vice President; Chief Operating Officer, U.S. Retail, General Mills, Inc.
Director since 2009
Age — 54

Mr. Friendly retired as Executive Vice President and Chief Operating Officer, U.S. Retail, General Mills, Inc., in June 2014. Mr. Friendly served as Executive Vice President and Chief Operating Officer, U.S. Retail, since June 2006. Prior to 2006, Mr. Friendly served as Chief Executive Officer, Cereal Partners Worldwide, a joint venture between General Mills and Nestle, from June 2004 to May 2006.

Mr. Friendly brings to the Board valuable retail and operating experience with a well-known branded consumer products company. Mr. Friendly’s qualifications to serve as a director include his extensive experience in building brands, launching new products and marketing, all of which are especially relevant to the Corporation’s Consumer product line. Mr. Friendly also offers a global business perspective to the Board, based on his experience with Cereal Partners Worldwide.

Janel S. Haugarth	Executive Vice President; President, Independent Business and Supply Chain Services, SUPERVALU INC.
Director since 2007
Age — 59

Ms. Haugarth has held her present positions as Executive Vice President; President, Independent Business and Supply Chain Services, SUPERVALU INC., which operates retail food stores and provides food distribution and other supply chain services, since February 2013. Prior to February 2013, Ms. Haugarth served as Executive Vice President; President, Independent Business and Business Optimization, from October 2012 to February 2013; as Executive Vice President, Business Optimization and Process Improvement from August through October 2012; and as Executive Vice President, Merchandising and Logistics, from January 2011 to August 2012. Prior to 2011, Ms. Haugarth served as Executive Vice President; President and Chief Operating Officer, Supply Chain Services since May 2006.

Ms. Haugarth brings extensive retail, distribution and supply chain experience to the Board. Ms. Haugarth’s prior responsibilities as the Executive Vice President, Merchandising and Logistics for SUPERVALU INC. are particularly relevant to the Corporation and the Board, given the importance of purchasing and supply chain functions to the Corporation’s operations. Ms. Haugarth’s background and experience make her well qualified to serve as a director of the Corporation.

CLASS II Nominees for Term Expiring in 2018
Jack J. Allen	Retired Executive Vice President and Chief Operating Officer, Navistar, Inc.
Director since 2011
Age — 57

Mr. Allen retired as Executive Vice President and Chief Operating Officer of Navistar, Inc. on December 31, 2014. Navistar, Inc. is the largest and core business group of Navistar International Corporation, a global manufacturer and supplier of commercial and military trucks, buses, diesel engines, chassis, service parts for trucks and trailers and a provider of financing for products sold by Navistar and its dealers. Mr. Allen served as Executive Vice President and Chief Operating Officer from April 2013 to December 2014; as President, North American Truck and Parts Group from July 2012 to April 2013; and as President, North American Truck Group from November 2008 to July 2012.

Mr. Allen brings to the Board extensive manufacturing and sales experience with branded industrial products. Mr. Allen’s prior responsibilities have included acquisitions and global expansion, both of which are key elements of the Corporation’s strategy. Mr. Allen’s background and experience make him well qualified to serve as a director of the Corporation.

John S. Bode	Retired Partner, KPMG LLP
Director since 2005
Age — 66

Mr. Bode retired as Partner from KPMG LLP in January 2005. Mr. Bode was elected to the partnership in 1981. Prior to his retirement, Mr. Bode served as a Global Lead Partner. Mr. Bode currently provides various consulting services to certain companies and organizations. Mr. Bode is also a director of Titan Machinery Inc.

Mr. Bode brings to the Board many years of experience as the lead audit partner for clients in the consumer products, manufacturing and other industries. Mr. Bode is well qualified to serve as a director based on his experience with accounting principles, financial controls and evaluating financial statements of public companies, particularly from an auditor’s perspective. Mr. Bode also serves as an independent director and Audit Committee Chair for another public company, Titan Machinery Inc., which owns and operates a network of full service agricultural and construction equipment stores in the United States and Europe.

Jeffrey H. Curler	Retired Executive Chairman, Bemis Company, Inc.
Director since 1997
Age — 64

Mr. Curler retired as Chairman Emeritus and a director from Bemis Company, Inc. in December 2011. Mr. Curler served as Executive Chairman of Bemis Company, Inc., a manufacturer of flexible packaging products and pressure sensitive materials, from May 2005 through August 2011 and was Chief Executive Officer from May 2000 through January 2008. Mr. Curler previously served as President of Bemis Company, Inc. from May 1996 through July 2007.

Mr. Curler brings to the Board many years of experience as the Chairman, and previously the Chief Executive Officer, of Bemis Company, Inc. He also has significant expertise in chemical engineering and the packaging industry, both of which are highly relevant to the Corporation’s business. Mr. Curler’s leadership skills, industry background and experience make him well qualified to serve as the Corporation’s Lead Director.

Shane D. Fleming	Chairman, President and Chief Executive Officer, Cytec Industries Inc.
Director since April 2013
Age — 56

Mr. Fleming has held his present positions as Chairman, President and Chief Executive Officer of Cytec Industries Inc., a global specialty material and chemical technologies company, since January 2009. Prior to 2009, Mr. Fleming served as President and Chief Operating Officer during 2008 and as President, Cytec Specialty Chemicals, from October 2005 to June 2008.

Mr. Fleming brings to the Board a deep understanding of the resin, polymer and specialty chemicals industries and many of the markets we serve along with extensive international business experience. Mr. Fleming’s background and experience make him well qualified to serve as a director of the Corporation.

CLASS III Directors Continuing in Office Until 2016
William M. Cook	Chairman, Chief Executive Officer and President, Donaldson Company, Inc
Director since 2010
Age — 61

Mr. Cook has held his position as Chairman of Donaldson Company, Inc., a global provider of air and liquid filtration systems, since August 2005, and his positions as Chief Executive Officer and President since August 2004. Mr. Cook is also a director of Donaldson Company, Inc. and IDEX Corporation.

Mr. Cook brings to the Board many years of experience as the Chairman, President and Chief Executive Officer of Donaldson Company, Inc. Donaldson operates globally and has a particular focus on research and development, giving Mr. Cook an understanding of the dynamics and challenges of developing new products and technologies for global markets. Mr. Cook’s leadership, background and experience qualify him to serve as a director of the Corporation. Mr. Cook also serves as a director of another public company, IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies, dispensing equipment and fire, safety and other products.

Gary E. Hendrickson	Chairman, President and Chief Executive Officer, The Valspar Corporation
Director since 2009
Age — 58

Mr. Hendrickson has held his present positions as Chairman since June 2012, Chief Executive Officer since June 2011 and President since February 2008. Mr. Hendrickson served as Chief Operating Officer from February 2008 to June 2011. Mr. Hendrickson is also a director of Polaris Industries Inc.

As the Chairman, Chief Executive Officer and President and the former Chief Operating Officer of the Corporation, Mr. Hendrickson has served the Corporation for many years in roles of increasing responsibility. He spent seven years abroad as a regional executive in Asia Pacific, a strategic and fast-growing region. His familiarity with all aspects of the business and its operations, both in the U.S. and internationally, and experience with key customers and acquisitions qualify him to serve as a director. Mr. Hendrickson also serves as a director of another public company, Polaris Industries Inc., a global manufacturer and seller of off-road vehicles, including all-terrain vehicles and snowmobiles.

Mae C. Jemison, M.D.	President, The Jemison Group, Inc.
Director since 2002
Age — 58

Dr. Jemison has been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison is leading 100 Year Starship, a new initiative, seed-funded by the Defense Advanced Research Projects Agency (DARPA) to ensure that the capability for human interstellar travel is possible within the next 100 years. She was President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, from 2000 to 2012. Dr. Jemison founded and directs The Earth We Share; an international science camp for students ages 12-16 worldwide. She was a professor of Environmental Studies at Dartmouth College from 1996 to 2002. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Scholastic Corporation, a publishing company, and Kimberly-Clark Corporation and a member of the Institute of Medicine of the National Academy of Sciences.

Dr. Jemison brings a strong science and technology background to the Board, including product innovation and strategy experience. She also has substantial board and committee experience as an independent director of other publicly held companies, including Scholastic Corporation and Kimberly-Clark Corporation. Her educational and professional achievements and numerous public and private advisory and leadership roles offer broad experience and a unique viewpoint for the Board of Directors and qualify her to serve as a director of the Corporation.

CORPORATE GOVERNANCE

General

          We are committed to good corporate governance practices. These practices provide a framework in which our Board of Directors and management can pursue the strategic objectives of Valspar and ensure the long-term success of the Corporation for the benefit of our stockholders.

          The cornerstone of our corporate governance practices is an independent and qualified Board of Directors. All standing Board committees are composed entirely of independent directors. Each of the Nominating and Governance, Audit and Compensation Committees operates under a charter in order to focus the work of the committee and to ensure that the Board of Directors as a whole is addressing key functions. Each committee reviews its charter on an annual basis.

Structure of Board

          In accordance with our By-laws, the Corporation may have up to twelve directors, divided into three classes of four directors each. There are currently ten directors serving on the Board of Directors. Each director serves a term of three years under our staggered board structure. The directors believe that the staggered structure of the Board facilitates long-term strategic planning and succession, allowing directors to oversee risks and opportunities for the long-term success of the Corporation and for the benefit of our stockholders.

Board Standards and Objectives

          The Board of Directors carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are re-examined periodically by the Nominating and Governance Committee with input from the rest of the directors. As our directors’ commitments or responsibilities change, the Board re-evaluates their situations to ensure they can continue to serve in the best interests of the Corporation and its stockholders. We also require high standards of ethics from our directors and management as described in our Code of Ethics and Business Conduct. In carrying out their duties and responsibilities, directors are guided by the following performance objectives, which are stated in the Corporation’s Principles of Corporate Governance:

•	Follow the Corporation’s Code of Ethics and Business Conduct

•	Represent the interests of stockholders and other stakeholders

•	Demonstrate good knowledge of the Corporation and its business and exercise good judgment in representing the interests of stockholders and other stakeholders

•	Participate in Board processes and activities in a meaningful way

•	Communicate openly and freely with other Board members and management

•	Provide expertise based on the director’s relevant experience

•	Provide vision and leadership for the Corporation

•	Maintain a good reputation and standing in the business and professional communities in which the director operates

Public Availability of Governance Documents and Public Reports

          Our Principles of Corporate Governance, and the charters of the Nominating and Governance, Audit and Compensation Committees are available on the “Investors – Corporate Governance” section of the Corporation’s website at www.valsparglobal.com.

          The Corporation’s Code of Ethics and Business Conduct is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com. Our Code of Ethics and Business Conduct applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and to our directors. If our Board of Directors grants any waivers of or amendments to, the Code of Ethics and Business Conduct to any of our directors or executive officers, we will disclose the matter through our website.

          The Corporation’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto, are available on the “Investors – Financial Information” section of the Corporation’s website at www.valsparglobal.com the same day the reports are filed with the Securities and Exchange Commission (“SEC”).

Director Independence

          The Board believes that a majority of its members, and all members of each standing committee, other than the Executive Committee (which has a limited scope and functions), should be independent, non-employee directors. The Board has established standards consistent with the current listing standards of the NYSE for determining director independence.

          The Board annually reviews all relationships that directors have with the Corporation to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Corporation, are not an affiliated person of the Corporation or its subsidiaries and are independent within the meaning of applicable laws, regulations and the NYSE listing requirements. The independent members of the Board meet regularly without any members of management present. In accordance with our Principles of Corporate Governance, Mr. Curler, as Governance Chair and Lead Director, presides at executive sessions. Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees.

          The Board has determined that all members of the Board are “independent” under applicable NYSE listing standards, except for Mr. Hendrickson, our CEO. The members of the Board deemed independent are Jack J. Allen, John M. Ballbach, John S. Bode, William M. Cook, Jeffrey H. Curler, Shane D. Fleming, Ian R. Friendly, Janel S. Haugarth and Mae C. Jemison.

          Mr. Fleming is the Chairman, President and Chief Executive Officer of Cytec Industries Inc. Mr. Cook is the Chairman, Chief Executive Officer and President of Donaldson Company, Inc. Mr. Allen is the retired Executive Vice President and Chief Operating Officer of Navistar, Inc. Each of these companies supplies certain products to, or purchases certain products from, the Corporation. See “Certain Relationships and Related Transactions” below. The Corporation’s purchases from Cytec Industries Inc. were below the disclosure threshold for related transactions. The Board considered these relationships and transactions in determining that Messrs. Fleming, Cook and Allen are each independent.

Certain Relationships and Related Transactions

          The Board has adopted a written Related Person Transaction Policy. This policy is intended to supplement, and not to replace or supersede, the provisions of any other corporate policy, including but not limited to the Corporation’s Principles of Corporate Governance and Code of Ethics and Business Conduct. The Related Person Transaction Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 11 to the Principles of Corporate Governance. The Audit Committee is responsible for reviewing and approving all related person transactions and has also adopted standing pre-approvals for certain categories of transactions with related persons:

•

Certain transactions with other companies. Any transaction with another company in which a related person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000 or 1% of that company’s or the Corporation’s total annual revenues.

•

Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of the Corporation’s common stock, and all holders of the Corporation’s common stock received the same benefit on a pro rata basis (e.g. dividends).

•	Transactions not exceeding $100,000. Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $100,000, when aggregated with all similar transactions.

          William M. Cook, a member of the Board of Directors of the Corporation, is Chairman, Chief Executive Officer and President of Donaldson Company, Inc. (“Donaldson”). In fiscal 2014, Donaldson purchased products from the Corporation with an aggregate purchase price of approximately $617,648 and sold products to the Corporation with an aggregate sale price of approximately $107,095.

          Jack J. Allen, a member of the Board of Directors of the Corporation, is the retired Executive Vice President and Chief Operating Officer of Navistar, Inc. (“Navistar”). In fiscal 2014, Navistar purchased products from the Corporation with an aggregate purchase price of approximately $375,000.

Director Nomination Process

          The Corporation’s Board of Directors has adopted a formal process by which individuals are reviewed for possible nomination to the Corporation’s Board of Directors. Under this process, the Nominating and Governance Committee will consider nominees for Board membership submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Corporation in care of the Corporate Secretary at P.O. Box 1461, Minneapolis, Minnesota 55440, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the Nominating and Governance Committee, and the Nominating and Governance Committee, in consultation with the Corporation’s General Counsel, will review the nomination in accordance with the Corporation’s Board Candidate Review and Nomination Process, certificate of incorporation, By-laws and applicable laws and regulations. The Nominating and Governance Committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating Board nominees. The Nominating and Governance Committee (or a subcommittee designated by the Nominating and Governance Committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend Board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest.

          Following the initial screening, if the Nominating and Governance Committee approves a candidate for further review, the Nominating and Governance Committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the Nominating and Governance Committee, along with the Corporation’s Chief Executive Officer, would interview each candidate. At the same time, the Nominating and Governance Committee, assisted by the Corporation’s General Counsel, will conduct a comprehensive conflict-of-interest assessment for the candidate. The Nominating and Governance Committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full Board of Directors. A subcommittee of the Nominating and Governance Committee, management representatives designated by the Nominating and Governance Committee and a search firm selected by the Nominating and Governance Committee may assist with the process. Any nominee recommended by a stockholder would be subject to the same process.

          When the full Board considers an individual for possible nomination to the Board, the Nominating and Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. The Board of Directors has not adopted a specific policy with regard to diversity, but the Board views and seeks diversity in its broadest sense, which includes independence, integrity, judgment, experience, financial acumen, education, gender, ethnicity and leadership qualities.

          Upon recommendation to the full Board by the Nominating and Governance Committee, Mr. Fleming was appointed to the Board of Directors on April 24, 2013 after following the process described above. Mr. Fleming was originally identified by management of the Corporation.

Board Leadership

          The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. The Chairman also serves as the principal liaison between the Board and our management.

          The Board does not have a policy as to whether the Chairman should be an independent director or a member of management. Instead, the Board selects the Corporation’s Chairman based on what it determines to be in the best interests of the Corporation’s stockholders. At this time, Gary E. Hendrickson serves as Chairman of the Corporation and as President and Chief Executive Officer. The Board believes that Mr. Hendrickson’s long service, experience and background serve the best interests of the Corporation and its stockholders and that he is well qualified to lead the Corporation and its Board of Directors. When the Chairman is not independent, the Chair of the Nominating and Governance Committee, an independent director, also serves as Lead Director. Jeffrey H. Curler currently serves as Lead Director. As the Chair of the Nominating and Governance Committee, he is responsible for performing the duties specified in the Corporation’s Principles of Corporate Governance, including facilitating communications between the Board and the Chief Executive Officer, and such other duties as are determined by the independent directors.

Board Role in Risk Management

          The Board believes that effective enterprise risk management must be an integral part of Board and committee deliberations and activities throughout the year.

•

The Audit Committee reviews annually the Corporation’s enterprise risk management process and conducts a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices. The Audit Committee reports on this process and its conclusions to the full Board of Directors.

•

The full Board of Directors discusses risks related to the Corporation’s annual financial plan and budget each fiscal year and risks related to the Corporation’s strategy at meetings where the strategy is presented and reviewed.

•

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Corporation’s strategy and day-to-day business operations in a way that is consistent with the Corporation’s targeted risk profile.

•	Through these processes, the Board oversees a system to identify, assess and address material risks to the Corporation on a timely basis.

Board Committees and Functions

          The standing committees of the Board of Directors for fiscal 2014 were as follows:

Name of Committee	Membership

Executive Committee	William M. Cook, Jeffrey H. Curler and Gary E. Hendrickson – Chair

Audit Committee	Jack J. Allen, John M. Ballbach, John S. Bode – Chair and William M. Cook

Compensation Committee	Jeffrey H. Curler, Shane D. Fleming, Ian R. Friendly – Chair, Janel S. Haugarth and Mae C. Jemison

Nominating and Governance Committee	John M. Ballbach, John S. Bode, Jeffrey H. Curler – Chair and Ian R. Friendly

          The Board of Directors met four times during fiscal 2014.

          The Executive Committee, in accordance with the Principles of Corporate Governance, generally meets or acts only in emergencies or when requested by the full Board. The Executive Committee did not meet or act during the fiscal year.

          The Audit Committee held four meetings during the fiscal year and held two conference calls prior to the 10-Q quarterly filings. The Audit Committee Chair also held four meetings with management and the Independent Auditors (as defined under the heading “Audit Committee Report” on page 43), prior to quarterly earnings releases. The duties and activities of the Audit Committee are described in the Audit Committee Report on page 43. All members of the Audit Committee are “independent” under the applicable listing standards of the NYSE and the requirements for audit committee independence under Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that each Audit Committee member is financially literate and has determined that at least one member of the Audit Committee, John S. Bode, is an “audit committee financial expert” who is independent of management as defined in Item 401(h)(2) of Regulation S-K.

          The Compensation Committee held four meetings and two conference calls during the fiscal year. The Compensation Committee Chair also met with management prior to each meeting. The Compensation Committee is responsible for all matters relating to compensation of senior management and directors and for adoption and administration of employee equity-based compensation plans. All members of the Compensation Committee are independent under the applicable listing standards of the NYSE. During the year, the Compensation Committee reviewed and approved the compensation plans, arrangements and equity awards for officers, employees and directors.

          The Compensation Committee may not delegate its responsibility of overseeing executive officer and director compensation, but may, and has, delegated to management certain administrative aspects of the Corporation’s compensation plans which do not involve setting compensation levels for executive officers and directors. Additional information on the role of management and compensation consultants in our compensation process is contained in the Compensation Discussion and Analysis beginning on page 11.

          During fiscal 2014, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as the Committee’s compensation consultant until June 2014, at which time the Committee retained Frederic W. Cook & Company, Inc. (“Cook & Co.”) as its compensation consultant on executive and director compensation matters.

          The Nominating and Governance Committee held four meetings during the fiscal year at which it conducted Chief Executive Officer performance evaluations, reviewed succession plans, considered nominations for Board membership and considered other matters related to corporate governance. All members of the Nominating and Governance Committee are independent under the applicable listing standards of the NYSE.

          During fiscal 2014, each director attended 75% or more of the meetings of the Board and of the committees on which the director served.

Communications with Certain Directors

          The Chair of the Nominating and Governance Committee, currently Mr. Curler, presides at regularly scheduled executive sessions of the independent directors. Stockholders and other interested parties wishing to contact the presiding director or the non-management directors as a group may do so by writing to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address.

Compensation Risk Analysis

          The design of our compensation policies and practices, including those applicable to our executive officers, does not encourage taking unnecessary or excessive risks that could harm the Corporation’s long-term value. Features of our compensation policies and practices that help to mitigate unnecessary and excessive risk taking, include, among other things:

•	A balanced mix of short-term and long-term performance awards and cash and equity awards;

•	Long-term incentives consisting of stock options, time–based equity awards and performance-based equity awards which utilize a balanced mix of performance measures;

•	Ranges of performance that ultimately determine incentive compensation payouts, rather than a single performance target providing an “all or nothing” basis for incentive compensation;

•	Caps on our executive incentive compensation programs that limit payments;

•	Incentive compensation payouts for the officers of the Corporation are subject to Compensation Committee approval;

•	Guidelines specifying stock ownership levels for officers; and

•	Prohibition on hedging Corporation stock and prior approval required for limited pledging of Corporation stock.

          In addition, our compensation consultants periodically benchmark our executive compensation program and award opportunities against those of peer group companies. After reviewing the benchmark analysis performed by Meridian in 2013, the Compensation Committee concluded, and continues to conclude, that our compensation program and award opportunities, and our historical payouts, have been and remain competitive, but not excessive, and are in line with companies of similar size and industry.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2014 and this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE CORPORATION’S BOARD OF DIRECTORS

Jeffrey H. Curler	Janel S. Haugarth
Shane D. Fleming	Mae C. Jemison
Ian R. Friendly – Chair

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary of Fiscal 2014 Financial Performance and Compensation Actions

          Valspar reported fiscal 2014 net sales of $4.5 billion, a 10.2% increase over fiscal 2013. We also achieved adjusted net income of $374.3 million, a 16.8% increase over fiscal 2013. The adjusted net income results exclude $28.9 million in after-tax restructuring charges in 2014 and $31.2 million of after-tax restructuring and acquisition related charges in 2013. Fiscal year 2014 sales growth was primarily due to our acquisition of Inver Holding S.r.l. (Inver Group), an Italian-based industrial coatings company, new business, growth with existing customers, and the 53rd week in fiscal year 2014.

          Over our last five fiscal years, Valspar has delivered total shareholder return of 253.2%, or 28.7% on an annualized basis. Over the same period, the S&P 500 increased 116.3%, or 16.7% on an annualized basis. The Corporation generated $347 million of operating cash flow in fiscal 2014, compared to $399 million in fiscal year 2013, and we increased our dividend for the 36th straight year, to $1.04 per share.

          We reported net income of $345.4 million for fiscal 2014, which included after-tax restructuring charges of $28.9 million. We exclude restructuring from the performance goals so as not to penalize employees for taking actions in the long-term best interests of the Corporation and its stockholders. Excluding restructuring: net income was 16.8% higher than the entry point for fiscal 2014 performance goals; 2014 pre-tax return on capital was 22.9% which was 160 basis points higher than the entry point for fiscal 2014 performance goals; and our net sales were $4.5 billion, 10.2% higher than the previous year’s level, which was the entry point for fiscal 2014 performance goals.

          The base salaries of the named executives were increased during 2014. As a result of our fiscal 2014 performance with respect to net income, net sales and pre-tax return on capital (excluding the above restructuring charges) against the 2014 performance goals, the annual incentive bonus and the annual performance-based restricted stock awards for each of the named executives were higher for 2014 than for 2013.

          The Compensation Committee believes that the Corporation’s executive compensation programs have been effective in driving superior results for stockholders by offering competitive pay for financial performance, aligning the interests of executives and stockholders and enabling the Corporation to attract and retain qualified and experienced executives. In connection with its decisions about executive compensation, the Compensation Committee considers the results of the previous year’s stockholder advisory vote on executive compensation (“Say-on-Pay” vote). Last year, 96% of the votes cast in the Corporation’s Say-on-Pay vote were cast in favor of approving the Corporation’s compensation for its named executive officers. The Compensation Committee believes that the Say-on-Pay vote result demonstrates shareholder support for the Corporation’s current executive compensation programs and practices. Therefore, the Compensation Committee did not make any specific changes in the executive compensation program in response to the Say-on-Pay vote, but will continue to monitor trends and best practices to maintain alignment with corporate performance and shareholders. Under Proposal 2 in this Proxy Statement for this year’s Say-on-Pay vote, we are recommending that stockholders cast their vote in favor of approving the Corporation’s compensation for its named executive officers as disclosed in this Proxy Statement.

Compensation Program Objectives

          This discussion and analysis describes our compensation objectives and the elements of our compensation program for executive officers for the fiscal year ended October 31, 2014. The broad objectives of our executive compensation program are to:

1	offer competitive pay for financial performance

2	align the interests of executives and stockholders

3	attract and retain qualified, experienced executives

          We seek to achieve these objectives by providing an executive compensation program with a mix of short and long term compensation elements, including a competitive base salary, a performance-based annual cash bonus, time-vesting equity awards, performance-based equity awards and stock option grants.

          Competitive Pay for Financial Performance. A significant portion of the compensation for each executive is based on performance against financial objectives established by the Committee. Key elements of compensation that depended on performance include:

•

Annual Cash Bonus — earned based on performance against goals for financial measures (such as growth in net income, net sales and pre-tax return on capital) established in the first quarter of the fiscal year.

•

Restricted Stock — for fiscal 2014, restricted stock was awarded at the end of the fiscal year based on performance against the same goals for financial measures established for the annual incentive bonus; the value to the executive is then subject to the long-term performance of our common stock over a three-year period.

          In fiscal 2014, we used the same financial measures and goals for the annual cash bonus and restricted stock to focus the executives on those measures considered most critical to achieving superior results for stockholders.

          Alignment with Stockholder Interests. Our compensation program is intended to align with the interests of our stockholders. Therefore, we expect our executives to have a significant personal financial stake in the Corporation. Annual cash incentive bonuses and restricted stock awards to named executives are earned based on achievement of financial performance measures (such as growth in net income, net sales and pre-tax return on capital). We believe that superior performance on these measures increases stockholder value over the long term. Stock options, RSUs and restricted stock align directly the interests of our executives and stockholders, as the value of these incentives to executives is directly correlated to our stock price.

          To further align the interests of the named executives with those of stockholders, we have established stock ownership guidelines for our officers, including the named executives, as follows: For the CEO, the guidelines specify stock ownership representing five times base salary within five years after becoming CEO; and for the other named executives, the guidelines specify stock ownership representing three times base salary within five years after becoming an executive officer. All of our named executives are in compliance with these guidelines. Officers, including our named executives, must achieve and maintain compliance with these stock ownership guidelines before they can sell any of their Corporation stock, except under limited circumstances to meet tax obligations arising from their stock ownership.

          Attract and Retain Management. Our compensation program is intended to attract qualified executives and to promote retention of our experienced management team. The named executives who are currently executive officers have a combined total of more than 55 years of service with the Corporation, during which they have held different positions and have been promoted to increasing levels of responsibility. Our succession planning, retention and internal development of strong executives have resulted in the internal promotion of three consecutive Chief Executive Officers.

          The Committee performs periodic assessments of the competitive nature of the different elements of our compensation program. We use benchmark studies to help determine whether the total compensation of our executive officers is competitive with compensation offered by comparable companies. In addition to compensation opportunities, we believe that our change in control agreements help us hire and retain qualified executives.

          The vesting features of our long-term incentives encourage executives to remain employed by the Corporation. Generally, stock options, restricted stock and RSU awards fully vest over three to five years.

          The chart below indicates how each element of our fiscal 2014 executive compensation program was intended to achieve our stated compensation objectives of competitive pay for financial performance, aligning the interests of executives and stockholders and attracting and retaining qualified, experienced executives.

2014 Compensation Element	Pay for Financial Performance	Aligned Interests	Attract and Retain	Comments
Base Salary			✓

Salary is based on experience and responsibilities, with market review compared to peer group to maintain salary at competitive levels.

Corporate financial performance can affect the timing and amount of adjustments.

Annual Cash Bonus	✓	✓	✓	Earned based on objective financial performance against measures such as growth in net income, net sales and pre-tax return on capital measures considered to enhance stockholder value.
Stock Options	✓	✓	✓	Future option value is based on share appreciation, which aligns with stockholder interests. Three-year vesting and ten-year exercise term promotes retention.
Performance-Based Restricted Stock	✓	✓	✓

Direct ownership of stock creates immediate alignment with stockholder interests, and three-year vesting of restricted stock promotes retention.

Earned based on performance against objective financial measures.

Time-Vested RSUs		✓	✓	Provides a balance to the performance-based components, with value dependent on share appreciation. Four-year vesting of RSUs promotes retention.
Change in Control		✓	✓	Provides alignment in change of control situation by removing job loss concern and promoting retention.
Other Compensation	✓		✓

Perquisites and other compensation are competitive with market practice and support our ability to attract and retain talented executives.

Contributions to the retirement and savings plan are based in large part on financial performance.

Compensation Program Elements Awarded in Fiscal 2014

          Consistent with our overall compensation objectives, we seek to provide a market-competitive mix of annual bonus and long-term incentive opportunities and to ensure that program participants, including our executives, understand the drivers of incentive opportunities available to them. The elements of this program are set forth in the Key Employee Annual Bonus Plan (the “Key Employee Plan”). This program places a significant portion of compensation at risk each fiscal year, rewards strong performance and long-term value creation and aligns executive and stockholder interests by promoting significant ownership of the Corporation’s stock.

          Base Salary. Salary adjustments for executive officers are generally considered annually. As described beginning on page 18 under “Competitive Assessments,” in setting each named executive’s base salary, the Committee reviews compensation studies periodically provided by an independent compensation consultant to help determine whether the compensation of our executive officers is competitive with compensation offered for similar positions at peer group companies. The Committee also considers each executive’s experience, job responsibilities, performance, internal pay equity and the financial performance of the Corporation. During 2014, the Committee considered the named executives’ salaries and corporate performance and approved an increase in the base salaries of the named executives.

          Annual Cash Bonus. The Committee establishes annual cash incentive bonus targets for each officer, expressed as a percentage of his or her base salary earned during the fiscal year. In establishing the incentive bonus targets, the Committee considers annual bonus targets assessed for corresponding positions at peer group companies and internal pay equity among Valspar executives. The annual incentive bonus for each of the executive officers for 2014 was based upon (1) an incentive bonus target established for the executive expressed as a percentage of base salary earned, and (2) our actual corporate performance with respect to the financial performance goals established by the Committee.

          Before the start of fiscal 2014, as part of an annual review of total compensation, the Committee established each executive’s incentive bonus target as a percentage of base salary based on position, ranging from 60.0% to 115.0% of base salary for the named executives as follows: Ms. Arnold and Mr. Blaine – 60%; Mr. Engh – 70%; Mr. Muehlbauer – 75%; and Mr. Hendrickson – 115%. In establishing the target percentages, the Committee considers several factors including the scope and responsibilities of each position, market bonus target percentages for similar roles at peer group companies and relative internal equity.

          In the first quarter, the Committee established specific performance goals for the named executives. The performance goals for executives are based on financial measures, either on an absolute basis or a comparative basis with other fiscal years. Payouts for fiscal 2014 were based on corporate financial performance relative to the following financial measures – growth in net income, pre-tax return on capital and growth in net sales. At the end of the fiscal year, if the executive remained employed by us, the executive was eligible to receive a cash bonus based on achievement of each of the performance goals. Potential payouts range from zero for performance less than the entry point to 200% of the incentive bonus target for exceptional performance. In determining earned payouts, certain factors are excluded, such as the cost of restructuring, changes in accounting standards, policies and procedures that would impact reported results and non-recurring gains or charges from acquisitions and divestitures, if any. These items are excluded so employees are not penalized for taking actions in the long-term best interests of the Corporation and its stockholders.

          The Committee established fiscal 2014 performance goals for the named executives in two tiers:

•

Basic performance goals based on three financial measures: net income growth (weighted 60% as a component of the bonus), net sales growth (weighted 20%), and growth in pre-tax return on capital (weighted 20%), with a payout between 0% to 100% of the named executive’s incentive bonus target for performance within a range established for each metric; and

•

Additional incentive performance goals for exceptional corporate performance based on two financial measures: net income growth (weighted 50%) and growth in pre-tax return on capital (weighted 50%), with an additional payout of up to 100% of the named executive’s incentive bonus target for performance equal to these additional goals. Payout for additional goals would only apply if performance on one or both of these measures exceeded the 100% payout level against the basic performance goals. These two measures were used to establish the additional incentive performance goals due to their relative importance to stockholders and potential impact on the Corporation’s stock price.

          In the first quarter of fiscal 2014, the Committee established the following performance goals for each of the financial performance measures:

Basic Performance Goals — 100% Potential Maximum Payout

USD (000s)	Entry Point: 0% Payout	Basic Goal: 100% Payout	Weighting
Net Income	$320,400	$349,500	60%
Net Sales	4,103,800	4,432,900	20%
Pre-Tax Return on Capital	21.3%	22.1%	20%

Additional Incentive Performance Goals — 100% Potential Additional Payout

USD (000s)	Entry Point: No Additional Bonus	Additional Goal: 100% Additional Payout	Weighting
Net Income	$349,500	$355,500	50%
Pre-Tax Return on Capital	22.1%	22.6%	50%

          The basic performance goals were established so that achievement of the 100% payout would represent strong performance in each of the financial measures, based on prior year performance and general economic conditions, and be difficult, but achievable. The additional incentive performance goals were established to incent and reward exceptional performance in net income and pre-tax return on capital. As an indication of the difficulty of achieving our performance goals, the average total payout for achievement of corporate performance goals (including payouts for achievement of the basic and additional incentive performance goals where applicable) for the past five years has ranged from 36.2% to 200.0% of the total targeted incentive bonus levels.

          In fiscal 2014, we achieved adjusted net income of $374.3 million (excluding restructuring), net sales of $4.5 billion and adjusted pre-tax return on capital of 22.9%. The Committee excluded 2014 after-tax restructuring charges of $28.9 million from the performance goals so as not to penalize employees for taking actions in the long-term best interests of Valspar and its stockholders. Based on our 2014 financial performance, the Corporation achieved 100% of each of the basic performance goals. The Corporation also achieved 100% of the additional incentive performance goals. The total payout of basic performance goals plus additional incentive performance goals was 200%. Therefore, the incentive bonus payouts were 198.3% to 200.0% of the incentive bonus target (Mr. Hendrickson – 200.0%; Mr. Muehlbauer – 198.7%; Mr. Engh – 198.6%; and Mr. Blaine and Ms. Arnold – 198.3%). Messrs. Muehlbauer, Engh, Blaine and Ms. Arnold also had a safety component in their performance goals which was not fully achieved, resulting in a decrease of approximately 1% in their incentive bonus payouts. The resulting bonuses were 119.0% to 230.0% (Mr. Blaine and Ms. Arnold –119.0%; Mr. Engh – 139.0%; Mr. Muehlbauer – 149.0%; and Mr. Hendrickson – 230.0%) of salary for the named executives.

          Nonqualified Deferred Compensation Plan. Effective April 1, 2014, the Board of Directors adopted and approved the Valspar Corporation Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation program sponsored by Valspar to provide its directors and designated key employees the opportunity to defer compensation. For 2014, participants had the opportunity to defer up to 100% of their annual bonus payments. For 2015, participants may defer up to 50% of their annual base salary and up to 100% of any annual cash bonuses, and any payments for which they are entitled due to limitations on employer contributions to the company’s retirement savings plan. Directors may defer up to 100% of the cash portion of their annual retainers. Distributions are made upon death or on or after certain payment events elected by the participant, including specified dates, separation from service or a change in control.

          Stock Options, Restricted Stock and RSUs (Long-Term Incentives). Long-term incentive opportunities for fiscal 2014 were provided in the form of stock options, performance-based restricted stock and time-vested RSU awards.

          Under our executive compensation program, the Committee establishes a Long-Term Incentive Target Value (“LTI Target”) for each participant annually. In setting the individual LTI Targets, the Committee considers the following factors:

•	external benchmark survey data for long-term incentive levels for like positions at peer group companies;

•	relative internal pay equity based on job responsibilities, relative internal pay equity and performance; and

•	the deemed retention priority of each executive as subjectively determined considering the critical role each executive plays in realization of the Corporation’s strategic objectives.

For fiscal year 2014, the LTI Target opportunity consisted of:

•	A stock option grant (50% of total target LTI Target value). Stock options are awarded in October, prior to the start of the fiscal year and are subject to three-year vesting (one-third per year).

•

A performance-based restricted stock opportunity (25% of total target LTI value) with a payout range of 0% to 200% of target based on achievement of financial performance goals. As in prior years, for 2014, the performance goals for restricted stock were the same as the performance goals established for the annual incentive bonus, so the payout percentages were the same. Performance-based restricted stock awards for fiscal 2014 were made after the end of the fiscal year based on achievement against the performance goals established in the first quarter of the year and vest after three years.

•

A time-vesting RSU award (25% of total target LTI value) is approved in October and effective in January during the fiscal year, subject to four-year time-vesting. The time-vesting component is intended to balance the LTI program by preserving the heavy emphasis on financial performance and linkage to share price appreciation, while offering an award to enhance long-term retention. The RSU awards are settled in cash.

          For example, if an executive had an LTI Target opportunity of $800,000 for 2014, that executive would have received (i) a stock option grant with a fair value of $400,000 prior to the beginning of the fiscal year, (ii) a time-vesting RSU award with a value of $200,000, granted in January, and (iii) a performance-based restricted stock grant received after the end of the fiscal year based on achievement of performance goals, with a target level of $200,000 and a pay-out range of $0 to $400,000.

          Unvested stock options, restricted stock and RSU awards are subject to forfeiture if the participant’s employment with Valspar terminates prior to vesting for any reason other than death, disability, retirement or a change in control.

          The future value of these stock options, restricted stock and RSU awards depends on the value of Valspar’s common stock, thus aligning the interests of the named executives with stockholder interests. By providing incentive and total compensation opportunities that compare favorably with opportunities provided to executives at competitive companies, the program assists Valspar to attract and retain talented executives. Further, the amount of restricted stock awards is designed to reward for exceptional performance based on objective financial measures, which are considered by the Committee to enhance stockholder value.

          Valspar’s annual stock option awards are granted in October and typically vest in three years. The Corporation does not time its annual grants to coordinate with the release of material non-public information and does not coordinate or time the release of corporate information with grant dates. On occasion, the Corporation grants options outside of the annual grant cycle for new hires, promotions or other reasons deemed appropriate by the Committee. Grants to executive officers are approved by the Committee with effective dates on or after the date of such approval.

          Changes in Long-Term Incentive Mix for Fiscal 2015. Commencing with fiscal 2015, the Committee has changed the mix of long-term incentives under the Corporation’s Key Employee Annual Bonus and Long-Term Incentive Plan to better align with competitive peer group practices and to place greater emphasis on long-term performance. Components of executive compensation starting with fiscal 2015 include:

•	A stock option grant (40% of total target LTI value, compared to 50% in 2014).

•

An award of performance-based restricted stock units (PSUs) that replaces the performance-based grants of restricted stock for prior years. The PSU awards granted in January 2015 represent 35% of total target LTI value, compared to restricted stock awards representing 25% total target LTI value in 2014. The PSUs awarded for 2015 have a maximum payout range of 0% to 250% of target based on achievement of financial performance goals during a three-year performance period, compared to payouts for the 2014 awards of 0% to 200% of target for a one-year performance period followed by a three-year vesting period.

•	A time-vesting RSU award (25% of total target LTI value, unchanged from 2014). This award is subject to three-year time-vesting (compared to four years under the prior plan).

          For example, if an executive had an LTI Target opportunity of $800,000 for 2015, that executive would have received (i) a stock option grant with a fair value of $320,000 prior to the beginning of the fiscal year, (ii) a PSU award with a target value of $280,000, granted in January, and (iii) a time vesting RSU award with a fair value of $200,000, received in January.

          No Employment Agreements. We do not have employment agreements with any of the named executives. Our named executives serve at the will of the Board of Directors, and their employment may be terminated at any time. However, we have entered into change in control agreements as described below. Also, the Committee has adopted a policy of making severance payments generally equal to one year’s salary and certain other benefits, to executive officers whose employment is terminated without cause as described in more detail under “Severance Policy for Officers” on page 27. This policy is intended to assist in establishing standardized benefits for termination without cause and to induce any terminated officer to enter into a three-year non-compete agreement with Valspar.

          No Pension. None of the named executives is eligible for a Valspar pension.

          Stock Ownership Guidelines. Our named executives are subject to our stock ownership guidelines. See “Alignment with Stockholder Interests” on page 12.

          Restrictions on Hedging and Pledging. The Corporation’s officers, including our named executives, are prohibited from hedging shares of the Corporation’s stock. Any pledge of the Corporation’s stock by an officer (other than the CEO or the General Counsel) must be approved in advance by the CEO and the General Counsel. Any pledge of the Corporation’s stock by the CEO or the General Counsel must be approved in advance by the Nominating and Governance Committee. Approval for any pledge is discretionary and subject to various criteria and limits, including that the sum of all pledged stock by officers and directors does not exceed two times the average daily trading volume of the Corporation’s stock. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 12 to the Principles of Corporate Governance.

          Change in Control Agreements. We have entered into agreements with the named executives, providing for the continued employment or compensation, and for the payment of other benefits, after a change in control of Valspar. The Key Employee Plan, the 1991 Stock Option Plan, the 2001 Stock Incentive Plan and the 2009 Omnibus Equity Plan provide that stock options, restricted stock and RSUs granted under such plans shall vest immediately upon a change in control of Valspar. The change in control agreements for the named executives provide for a two-year employment term with the Corporation after a qualifying change in control, and a lump sum payment equal to three times an executive’s annual base salary and target annual bonus for named executives hired prior to 2008, and two times for those hired in 2008 or later (including Ms. Arnold and Mr. Muehlbauer), plus three years of continued benefits if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term (“double trigger”). Further, the Corporation is required to reimburse the executive for excise taxes that might be payable by the executive with respect to these payments, as well as any excise or income taxes that may be payable with respect to the reimbursement. We believe these agreements are consistent with those offered by peer companies and reduce the likelihood of an executive leaving the Corporation due to uncertainty surrounding an acquisition, which could serve to reduce management disruption and increase the value of the Corporation to a potential acquirer. These agreements also help the named executives stay focused on maximizing stockholder value, without the distraction caused by the prospect of losing their compensation upon a change in control.

          The Committee has decided that change in control agreements for any officer first elected in fiscal 2013 or later shall not include reimbursement for any excise taxes that may be payable by an executive with respect to change in control payments.

          Retirement. Stock options, restricted stock and RSUs granted to the named executives under the 2009 Omnibus Equity Plan will vest upon retirement after age 55 with an executed non-compete agreement. However, stock options and restricted stock granted to the named executives prior to the adoption of the 2009 Omnibus Equity Plan vest immediately upon retirement after age 60, or upon early retirement after age 55 with an executed non-compete agreement.

          Other Compensation. We provide perquisites and other benefits, as reflected in the table titled “2014 Components of All Other Compensation,” on page 21, to our named executives. The perquisites may include physical examinations, an automobile allowance, financial counseling and tax preparation services, club dues, or other items. We believe these benefits help the Corporation attract and retain qualified executives and are reasonable in amount. Other benefits include dividends paid on restricted stock grants and RSUs that are subject to a risk of forfeiture, an annual contribution by the Corporation to The Valspar Savings and Retirement Plan and a cash payment in lieu of retirement contributions that the named executives do not receive due to plan limitations.

Tying Fiscal 2014 Compensation Programs and Elements to Compensation Objectives

          We rely on common sense and good judgment in making compensation decisions, based on our overall performance and the performance and responsibilities of the named executives. We try to achieve a balance among our objectives of pay for performance, alignment with stockholders and management attraction and retention by offering a variety of compensation elements, each with specific goals or emphasis. We work to achieve an appropriate mix of short and long-term compensation, as well as equity and cash compensation, to meet our objectives. We establish objective financial goals at the beginning of each year as a basis for the annual incentive opportunities. We maintain sufficient flexibility to allow us to retain and motivate our named executives to deliver long-term performance and value to stockholders and to align their interests with stockholder interests.

          2014 Performance. We reported net income of $345.4 million for fiscal 2014, which included after-tax restructuring charges of $28.9 million. We exclude restructuring charges from the performance goals so as not to penalize employees for taking actions in the long-term best interests of the Corporation and its stockholders. Excluding restructuring: Net income was 16.8% higher than the entry point for fiscal 2014 performance goals; 2014 pre-tax return on capital was 22.9% which was 150 basis points higher than the entry point for fiscal 2014 performance goals; and our adjusted net sales were $4.5 billion, 10.2% higher than the previous year, which was the entry point for fiscal 2014 performance goals. We exceeded our financial performance goals in fiscal 2014 and consistent with the Corporation’s pay for performance philosophy, bonuses and restricted stock awards were higher in 2014, than in 2013 when we did not fully meet our goals.

          Competitive Assessments. The Committee engages outside compensation consultants from time to time to advise on compensation matters, including competitive benchmarking. For the last several years, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent advisor. Commencing in June 2014, the Committee’s independent advisor is Frederic W. Cook & Company, Inc. (“Cook & Co.”). See “Roles of Compensation Committee and CEO” below. We use compensation studies provided by Meridian as a benchmark to help determine whether the compensation of our named executives is competitive with compensation offered to executive officers at comparable companies. To attract and retain experienced, qualified executives, we target compensation at the 50th percentile of our peer group for base salary and between the 50th to 75th percentile for target total compensation based on each executive’s performance, role and responsibilities, experience, tenure and other individual factors.

          In 2013, Meridian evaluated our benchmarking peer group. As an outcome of this study, our benchmarking peer group was reduced from 40 companies to 25 manufacturing, specialty chemical, industrial and consumer product companies with sales generally in the range of $2 billion to $10 billion, and a median of $5.9 billion.

          The companies included in the benchmarking peer group are listed below (new peer group companies are noted with an “*”).

Air Products and Chemicals, Inc.	Crane Co.	Newell Rubbermaid Inc. *
Ashland Inc. *	Eastman Chemical Company	PolyOne Corporation
Avery Dennison Corporation	Ecolab Inc.	PPG Industries, Inc.
Ball Corporation	FMC Corporation	RPM International Inc.
Brunswick Corporation	H. B. Fuller Company	The Scotts Miracle-Gro Company
Cabot Corporation *	Masco Corporation	Sensient Technologies Corporation *
Celanese Corporation *	Mattel, Inc. *	The Sherwin-Williams Company
Church & Dwight Co., Inc. *	The Mosaic Company	The Toro Company *
The Clorox Company

          Utilizing the revised peer group, in 2013 Meridian conducted a comprehensive benchmarking study evaluating the competitiveness of our executive compensation programs and policies. For comparative purposes, pay data for peer group companies was size adjusted (regressed) by Meridian to correlate individual revenue and job responsibilities.

          Fourteen executive positions at Valspar, including our named executive officers, were included in the 2013 benchmarking study comparing base salary, target annual incentives and long-term incentives with opportunities provided by the peer group companies. The study concluded that the aggregate target total compensation of our named executives was within a competitive range of target total compensation at peer group companies (4% above the 50th percentile and 8% below the 75th percentile), with Mr. Hendrickson’s target total compensation being 3% above the 50th percentile and 13% below the 75th percentile.

          Based on results of the study, and considering factors such as experience, performance, and internal pay equity among Valspar executives, in June 2014, the Committee increased base salaries for the named executive officers by an average of 5.25%, 5.26% for Mr. Hendrickson. These were the first salary increases in 24 months, as the named executive officers’ salaries were not increased in 2013. Effective for fiscal year 2014, the Committee increased the annual bonus target for Mr. Hendrickson from 110% of base salary earnings to 115%. Fiscal 2014 long-term incentive target opportunities increased an average of 11.9% for the five named executive officers, 16.4% for Mr. Hendrickson.

Roles of Compensation Committee and CEO

          The Compensation Committee of our Board of Directors is responsible for all matters relating to compensation of senior management, including the named executives, adoption and administration of equity-based compensation plans and programs and determination and approval of compensation for the named executives, including the CEO.

          The Committee has the authority to retain, manage and dismiss compensation consultants or other professionals, as it deems necessary or appropriate. The Committee directs the work of such consultants and professionals, and decisions regarding compensation of our named executives are ultimately made by the Committee and, in the case of our Chairman and Chief Executive Officer, by the Board of Directors. The Compensation Committee retained Meridian as the Committee’s compensation consultant until June 2014, at which time the Committee retained Cook & Co. as its compensation consultant. Prior to engaging Cook & Co., the Compensation Committee evaluated the independence of Cook & Co. taking into account all factors relevant to the independence from management under the Securities and Exchange Commission rules, NYSE listing standards, applicable laws, and such other factors as the Committee determines relevant. Based on that evaluation, the Compensation Committee determined Cook & Co. to be independent. In addition, the Compensation Committee conducted an assessment to evaluate whether the work performed by Cook & Co. raises a conflict of interest. Based on that assessment, the Compensation Committee determined that no conflict of interest exists. Neither Meridian nor Cook & Co. provided any services to the Corporation, other than for the Committee, during fiscal 2014.

          To assist the Committee, the CEO and Senior Vice President, Human Resources, provide information and recommendations about compensation, programs and policies when requested by the Committee or its Chair. The other named executives have no related involvement with the Committee. As requested by the Committee or its Chair, the CEO and other management personnel attend Committee meetings, but are excused at such times as the Committee deems appropriate and are never present at times during which the Committee is discussing or determining their respective compensation.

Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and certain other highly compensated executive officers. Certain performance-based compensation is not subject to the limitation. The Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for the named executives. However, deductibility is not the sole factor used to determine appropriate levels or types of compensation. The provisions of our equity and annual incentive bonus plans are intended to permit tax deductibility of compensation income of the named executives received under those plans. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may enter into compensation arrangements under which compensation paid to a named executive in excess of $1 million is not deductible under Section 162(m).

2014 Summary Compensation Table

          The following table presents information concerning compensation paid to or earned by our “named executives” for the fiscal years ended October 31, 2014, October 25, 2013 and October 26, 2012.

Name and Principal Position*	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]	Total ($)[5]
G.E. Hendrickson	2014	$969,231	$3,548,041	$1,860,075	$2,229,232	$534,333	$9,140,912
Chairman, President	2013	950,000	1,374,757	1,996,960	378,290	657,416	5,357,423
and CEO	2012	858,269	1,875,000	1,903,197	1,760,739	456,258	6,853,463

J.L. Muehlbauer[6]	2014	606,923	1,089,928	469,125	904,467	38,796	3,109,239
Executive Vice President	2013	369,231	923,015	2,349,736	102,738	8,006	3,752,726
and Chief Financial and
Administrative Officer

R. Engh	2014	462,000	543,284	234,000	642,272	105,785	1,987,341
Executive Vice	2013	455,000	248,019	307,210	110,019	176,176	1,296,424
President, General	2012	447,050	451,876	340,857	542,808	153,651	1,936,242
Counsel and Secretary

A.L. Blaine	2014	358,269	431,640	202,275	426,268	84,592	1,503,044
Senior Vice President,	2013	345,000	170,575	244,394	77,211	133,182	970,362
Human Resources	2012	337,662	310,626	234,281	378,249	115,198	1,376,016

C.A. Arnold	2014	358,077	1,337,813	161,775	426,040	85,165	2,368,870
Senior Vice President	2013	350,000	120,165	191,196	78,330	123,143	862,834
and Chief Technology	2012	343,885	187,500	164,951	385,220	22,232	1,103,788
Officer

* as of October 31, 2014

(1)

This column represents the aggregate fair value on the date of grant with respect to restricted stock grants to all named executives under annual formula grants under the Key Employee Annual Bonus Plan for each fiscal year (granted in January of the following calendar year) and time-vested restricted stock unit awards granted in January 2013 and January 2014. The fair values on the date of grant of the following additional awards are also included: the restricted stock award to Ms. Arnold of 13,233 shares with a market value of $1,000,018 in June 2014; and the restricted stock and restricted stock unit awards that Mr. Muehlbauer received on his hire date in March 2013.

(2)

This column represents the aggregate grant date fair value with respect to stock options granted in the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718). Includes the aggregate grant date fair value with respect to the stock options granted to Mr. Muehlbauer on his hire date in March 2013. The assumptions used by the Corporation to determine the fair value are described in Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended October 31, 2014, which description is incorporated herein by reference.

(3)

This column represents the cash bonuses earned in fiscal years 2014, 2013 and 2012 (and paid during the first quarter of the following fiscal year) under the Annual Incentive Bonus Plan, based on the achievement of specified financial measures. Our named executives can elect to defer all or a portion of their cash bonus into the Valspar Corporation Nonqualified Deferred Compensation Plan. For fiscal year 2014, Messrs. Hendrickson and Blaine deferred 100% of their cash bonus and Ms. Arnold deferred 75% of her cash bonus as shown in the 2014 Nonqualified Deferred Compensation table, beginning on page 24.

(4)

This column represents perquisites and other personal benefits; dividends on restricted stock and RSUs; and contributions or allocations by Valspar to defined contribution or savings plans (tax qualified and supplemental), all as shown in the 2014 Components of All Other Compensation table below.

(5)

The amount shown represents the sum of all columns of the Summary Compensation Table. Additional information about the elements of compensation paid to the named executives can be found in “Compensation Program Elements Awarded in Fiscal 2014,” beginning on page 13.

(6)	Mr. Muehlbauer has been Executive Vice President and Chief Financial and Administrative Officer since March 11, 2013. He was not a named executive in fiscal year 2012.

          The following table presents information concerning components of All Other Compensation referenced in the Summary Compensation Table paid to or earned by our named executives for the fiscal year ended October 31, 2014. This table is not required; however, we believe it may be helpful to readers in understanding certain components of other compensation paid to our named executives.

2014 Components Of All Other Compensation

Name	Perquisites and Other Personal Benefits[1]	Restricted Stock and RSU Dividends[2]	Valspar Contribution to Defined Contribution Plans[3]	Lost ERISA[4]	Total
G.E. Hendrickson	$83,469	$303,679	$28,050	$119,135	$534,333
J.L. Muehlbauer	17,587	17,517	3,692	—	38,796
R. Engh	16,037	26,841	27,980	34,927	105,785
A.L. Blaine	18,701	18,672	27,877	19,342	84,592
C.A. Arnold	24,011	13,828	28,216	19,110	85,165

(1)

G.E. Hendrickson – $40,875 paid by Valspar for tax preparation and/or financial planning; $9,000 for automobile allowance; $2,818 for life insurance; $2,580 for personal use of country club; $400 for annual physical; $3,073 for long term disability (“LTD”) premium; $16,343 paid by Valspar for personal use of corporate aircraft; $8,380 for commercial airline travel by spouse to customer events where the customer encouraged spouses to attend.

J.L. Muehlbauer – $14,539 for automobile allowance; $1,242 for life insurance; $1,806 for LTD premium.

R. Engh – $9,000 for automobile allowance; $3,564 for life insurance; $400 for annual physical; $3,073 for LTD premium.

A.L. Blaine – $6,625 paid by Valspar for tax preparation and/or financial planning; $9,000 for automobile allowance; $1,710 for life insurance; $1,366 for LTD premium.

C.A. Arnold – $10,000 paid by Valspar for tax preparation and/or financial planning; $9,000 for automobile allowances; $2,322 for life insurance; $2,689 for LTD premium.

(2)	Dividends paid on restricted stock and RSU grants that were subject to a risk of forfeiture during fiscal year 2014.

(3)	Annual contribution by the Corporation to The Valspar Savings and Retirement Plan.

(4)

Discretionary cash payment for the dollar amounts that would have been contributed to defined contribution plans but for the limitations imposed by U.S. income tax regulations on the amount of compensation that an employee may save under the Corporation’s defined contribution plans, and consequently the amount of matching contributions the Corporation can make under the plans.

          The following table presents information regarding the grants of annual incentive bonus compensation, stock options, restricted stock and restricted stock units during fiscal 2014 to our executive officers named in the Summary Compensation Table.

2014 GRANTS OF PLAN-BASED AWARDS

	Type of Award[1]			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)[4]	All Other Option Awards: Number of Securities Underlying Options (#)[5]	Exercise or Base Price of Option Awards ($/Sh.)[5]	Grant Date Fair Value of Stock and Option Awards ($)[3,4,6,7]
Name		Grant Date		Threshold $	Target $	Maximum $	Threshold $	Target $	Maximum $
G.E. Hendrickson	AIB	—		$0	$1,114,616	$2,229,232
	RS	1/08/15	[7]				$0	$1,175,000	$2,350,000				$2,350,000
	RSU	1/09/14								16,575			1,198,041
	SO	10/01/14									82,670	$76.85	1,860,075

J.L. Muehlbauer	AIB	—		$0	455,192	910,384
	RS	1/08/15	[7]				$0	362,500	725,000				720,288
	RSU	1/09/14								5,114			369,640
	SO	10/01/14									20,850	$76.85	469,125

R. Engh	AIB	—		$0	323,400	646,800
	RS	1/08/15	[7]				$0	180,750	361,500				358,970
	RSU	1/09/14								2,550			184,314
	SO	10/01/14									10,400	$76.85	234,000

A.L. Blaine	AIB	—		$0	214,961	429,922
	RS	1/08/15	[7]				$0	143,750	287,500				285,056
	RSU	1/09/14								2,028			146,584
	SO	10/01/14									8,990	$76.85	202,275

C.A. Arnold	AIB	—		$0	214,846	429,692
	RS	1/08/15	[7]				$0	112,500	225,000				223,088
	RS	6/04/14								13,233			1,000,018
	RSU	1/09/14								1,587			114,708
	SO	10/01/14									7,190	$76.85	161,775

(1)	Type of Award: AIB – Annual Incentive Bonus; RS – Restricted Stock; RSU – Restricted Stock Unit; SO – Non-Qualified Stock Option

(2)

The amounts shown for the AIB for 2014 represent estimated possible payouts under the Annual Incentive Bonus for fiscal 2014 depending on Valspar’s financial performance. The actual amounts earned for fiscal 2014 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. The amount that can be earned ranges from 0%-200% of the target payout amount. The dollar values for the AIB actually earned for fiscal 2014 were as follows: Mr. Hendrickson, $2,229,232; Mr. Muehlbauer, $904,467; Mr. Engh, $642,272; Mr. Blaine, $426,268; and Ms. Arnold, $426,040.

(3)

The amounts shown for RS represent estimated possible payouts in the form of restricted stock for fiscal 2014 depending on Valspar’s financial performance. Based on fiscal 2014 performance, the dollar values of these RS awards actually earned for fiscal 2014 were as follows: Mr. Hendrickson, $2,350,000; Mr. Muehlbauer, $720,288; Mr. Engh, $358,970; Mr. Blaine, $285,056; and Ms. Arnold, $233,088. Fiscal 2014 awards are made in January 2015, with the number of shares equal to the dollar value of the award, divided by the average closing price of one share of stock on the NYSE for the ten business days immediately prior to the date issued. Additionally, Ms. Arnold received a restricted stock award of 13,233 shares that will vest in five years.

(4)

The dollar values of these RSU unit awards (time-vested) are based on 25% of total target LTI value for each of the named executives for fiscal 2014 were as follows: Mr. Hendrickson, $1,175,000; Mr. Muehlbauer, $362,500; Mr. Engh, $180,750; Mr. Blaine, $143,750; and Ms. Arnold, $112,500. The awards were made in January 2014, with the number of shares equal to the dollar value of the award, divided by the average closing price of one share of stock on the NYSE for the ten business days immediately prior to the date issued and are subject to four-year time-vesting. The RSU unit awards are settled in cash upon vesting.

(5)

Non-qualified stock options granted in October 2014 have a ten-year term and vest in equal installments over three years. The exercise price is the fair market value of Valspar’s common stock, defined as the closing price on the NYSE on the date of grant.

(6)

The amount shown for stock options is the aggregate grant date fair value of the option grant calculated in accordance with stock-based accounting rules (ASC 718). For RS and RSU, the amount shown is the market value of the actual award.

(7)

On January 8, 2015, the RS awards for fiscal 2014 performance were granted. The “Estimated Possible Payouts” listed in the table were based on the LTI values and performance goals established on December 3, 2013 for each individual for fiscal 2014.

          Additional information about the elements of compensation paid to the named executives can be found in “Compensation Program Elements Awarded in Fiscal 2014,” beginning on page 13.

          The following table presents information regarding the number of shares of unexercised stock options and the number of shares and value of unvested restricted stock outstanding on October 31, 2014 for our executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards[1]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)[2,3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[4]
G.E. Hendrickson	2/27/2008	75,000	0	$22.68	2/27/2018	12/9/2009	74,405	$6,113,115
	10/15/2008	101,000	0	18.01	10/15/2018	6/1/2011			110,140	$9,049,102
	10/21/2009	151,000	0	26.37	10/21/2019	1/5/2012	19,268	1,583,059	19,268	1,583,059
	10/13/2010	94,500	0	31.57	10/13/2020	1/10/2013	14,738	1,210,874	14,738	1,210,874
	10/5/2011	180,500	0	32.34	10/5/2021	1/10/2013			15,868	1,303,715
	10/3/2012	81,074	40,536	57.47	10/3/2022	1/9/2014	5,154	423,453	16,575	1,361,802
	10/2/2013	33,910	67,820	64.78	10/2/2023
	10/1/2014	0	82,670	76.85	10/1/2024

J.L. Muehlbauer	3/11/2013	8,316	16,631	62.95	3/11/2023	3/11/2013	7,148	587,280	3,743	307,525
	3/11/2013	18,529	55,584	62.95	3/11/2023	1/9/2014	1,233	101,303	5,114	420,166
	10/2/2013	10,464	20,926	64.78	10/2/2023
	10/1/2014	0	20,850	76.85	10/1/2024

R. Engh	10/18/2006	24,000	0	26.87	10/18/2016	1/5/2012	4,971	408,417	4,971	408,417
	10/17/2007	51,500	0	25.48	10/17/2017	1/10/2013	3,552	291,832	3,552	291,832
	10/21/2009	61,000	0	26.37	10/21/2019	1/10/2013			2,842	233,499
	10/13/2010	23,500	0	31.57	10/13/2020	1/9/2014	948	77,888	2,550	209,508
	10/5/2011	14,500	0	32.34	10/5/2021
	10/3/2012	14,520	7,260	57.47	10/3/2022
	10/2/2013	5,217	10,433	64.78	10/2/2023
	10/1/2014	0	10,400	76.85	10/1/2024

A.L. Blaine	1/3/2007	16,000	0	28.52	1/3/2017	1/5/2012	3,420	280,987	3,420	280,987
	10/17/2007	35,500	0	25.48	10/17/2017	1/10/2013	2,442	200,635	2,442	200,635
	10/15/2008	28,000	0	18.01	10/15/2018	1/10/2013			1,953	160,458
	10/21/2009	42,000	0	26.37	10/21/2019	1/9/2014	654	53,733	2,028	166,620
	10/13/2010	26,000	0	31.57	10/13/2020
	10/5/2011	30,000	0	32.34	10/5/2021
	10/3/2012	9,980	4,990	57.47	10/3/2022
	10/2/2013	4,150	8,300	64.78	10/2/2023
	10/1/2014	0	8,990	76.85	10/1/2024

C.A. Arnold	1/5/2011	16,000	0	33.97	1/5/2021	1/5/2012	2,064	169,578	2,064	169,578
	10/5/2011	18,000	0	32.34	10/5/2021	1/10/2013	1,474	121,104	1,474	121,104
	10/3/2012	7,027	3,513	57.47	10/3/2022	1/10/2013			1,376	113,052
	10/2/2013	3,247	6,493	64.78	10/2/2023	1/9/2014	460	37,794	1,587	130,388
	10/1/2014	0	7,190	76.85	10/1/2024	6/4/2014	13,233	1,087,223

(1)

Option Vesting – grants vest in equal annual installments over three years, starting one year from date of grant, with the exception of Mr. Muehlbauer’s grant dated 3/11/13 for 74,113 shares which vests in 25% increments from date of grant.

(2)

For certain grant dates, awards are shown in both the “Number of Shares or Units of Stock” column and the “Equity Incentive Plan Awards” column. In these instances, on that date the individual received both a grant of restricted stock and an award of an RSU, as indicated in the respective columns.

(3)

Restricted Stock – grants of restricted stock feature cliff vesting for three years from the date of grant, with the exception of Mr. Hendrickson’s restricted stock grant dated 12/09/09 and Ms. Arnold’s restricted stock grant dated 6/04/14 which feature cliff vesting five years from the date of grant. Mr. Muehlbauer’s restricted stock grant dated 3/11/13 vests in 25% increments from date of grant.

(4)	The market value of stock and stock units reported is based on the closing price of Valspar’s stock on the NYSE at fiscal year-end of $82.16.

(5)

RSUs – grants of RSUs feature cliff vesting for three years (grants dated 1/05/12 and 1/10/13) or four years (grants dated 1/10/13 and 1/09/14) from the date of grant, with the exception of Mr. Hendrickson’s RSU award granted on 6/01/11, which will vest on 9/13/16 and will be paid out in cash upon retirement, including dividend equivalents of 5,968 additional RSUs.

          The following table presents information regarding the number of shares acquired and the value realized on the exercise of stock options in fiscal 2014 and the number of shares acquired and the value realized on vesting of restricted stock in fiscal 2014 for our executive officers named in the Summary Compensation Table.

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[2]
G.E. Hendrickson	84,500	$4,514,591	32,828	$2,326,520
J.L. Muehlbauer	—	—	2,383	179,178
R. Engh	73,500	3,604,138	13,186	934,492
A.L. Blaine	—	—	9,064	642,366
C.A. Arnold	—	—	—	—

(1)	The value realized on the exercise of options is based on the difference between the exercise price and the fair market value of Valspar’s common stock on the date of exercise.

(2)

The amount of shares reported are restricted stock granted to Messrs. Hendrickson, Engh and Blaine on January 6, 2011 that matured on January 6, 2014. The amount of restricted stock reported for Mr. Muehlbauer represents the vesting on March 11, 2014 of 25% of his March 11, 2013 grant. The value realized on the vesting of stock awards is based on the fair market value of Valspar’s common stock on the vesting date.

          The following table presents information concerning the participation in our Nonqualified Deferred Compensation Plan by our executive officers named in the Summary Compensation Table.

2014 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)[1]	Aggregate Earnings in Last FY ($)[1]	Aggregate Balance at Last FYE (#)[1]
G.E. Hendrickson	$2,229,232	$0	$2,229,232
J.L. Muehlbauer	—	—	—
R. Engh	—	—	—
A.L. Blaine	426,268	0	426,268
C.A. Arnold	319,530	0	319,530

(1)

Annual incentive bonus amounts deferred into the Corporation’s nonqualified deferred compensation plan as of fiscal year end, October 31, 2014. Designated key employees, including named executives, may defer up to 100% of their annual incentive bonus. The amounts shown are reported under the Non-Equity Incentive Plan Compensation column of the 2014 Summary Compensation Table. Deferrals were as of the end of the fiscal year, therefore earnings were zero.

Potential Payments Upon Termination or Change in Control

Termination Other Than Upon Change in Control

          Upon a termination of employment (other than upon a change in control), the executive officers are entitled to payments and other benefits under a variety of Valspar plans and programs. We believe these agreements help the company hire and retain qualified executives. Benefits and payments are maintained if termination is due to retirement, death or disability, but benefits and payments are limited or forfeited if termination is voluntary or for cause.

Definition of Retirement

          In September 2014, the Board amended the 2009 Omnibus Plan to modify the definition of retirement, and this amendment is carried forward in the 2015 Omnibus Equity Plan being proposed to stockholders for approval in Proposal 3. For awards through fiscal 2014, retirement means termination of employment for any reason other than for cause after the participant has attained the age of 55 years (or a different age specified for a participant for any incentive) if the participant has executed and delivered a three-year non-compete agreement. Commencing with the awards for fiscal 2015, retirement means termination of employment for any reason other than for cause after the participant has attained the age of 55 years (or a different age specified for a participant for any incentive) if the participant has executed and delivered a three-year non-compete agreement and release of claims, has completed three years of continuous prior employment with the Corporation or a subsidiary and has delivered a required prior written notice that the participant is considering retirement, in accordance with any policies for such notices that the committee may develop from time to time, at least one year prior to the date of termination.

Stock Options

          Stock options granted under the 1991 Stock Option Plan and under the 2009 Omnibus Equity Plan through fiscal 2014 have the following attributes:

1991 Stock Option Plan:

•

Retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).

•	Retirement after age 60 — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).

•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.

•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.

•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).

2009 Omnibus Equity Plan through fiscal 2014:

•	Retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term.

•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.

•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.

•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).

Awards commencing in fiscal 2015:

•

Same as 2009 Omnibus Equity Plan through fiscal 2014, except for retirement. The options vest on the date of retirement (under the new definition described under “Definition of Retirement” above), provided that the total amount vested will be proportionately reduced to the extent retirement occurs before the end of the first full fiscal year for which the options are awarded. Options are fully exercisable for the remainder of the option term, provided the participant does not violate his or her non-compete agreement.

Restricted Stock

          Restricted stock grants made under the Key Employee Annual Bonus Plan and the 2009 Omnibus Equity Plan have the following attributes:

          Key Employee Annual Bonus Plan and 2009 Omnibus Equity Plan (effective with fiscal year 2010), through fiscal 2014:

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock grants vest immediately.

•	Death and Disability — outstanding restricted stock grants vest immediately.

•	Termination — forfeit of all outstanding restricted stock grants.

•	Termination for cause — forfeit of all outstanding restricted stock grants.

Restricted Stock Units – Performance-Based

Performance-Based Restricted stock unit grants have the following attributes:

2009 Omnibus Equity Plan through fiscal 2014:

•

Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock unit grants vest immediately with the exception of the special grant to the CEO on June 1, 2011.

•	Death and Disability — outstanding restricted stock unit grants vest immediately.

•	Termination — forfeit of all outstanding restricted stock unit grants.

•	Termination for cause — forfeit of all outstanding restricted stock unit grants.

PSU awards commencing in fiscal 2015:

•

PSUs vest on the date of retirement (under the new definition described under “Definition of Retirement,” on page 25), provided that the amount of the payout will be determined following the end of the three-year performance period and will be based on the level of achievement of the performance goals, proportionately reduced to the extent retirement occurs before the end of the first full fiscal year of the performance period for the PSUs. Subject to forfeiture if the participant violates his or her three-year non-compete agreement before payout.

•

Death and Disability — outstanding PSUs vest immediately. Payout determined using the actual performance level achieved for any fiscal years completed prior to termination and assuming the target performance level for any subsequent fiscal year(s).

•	Termination — forfeit of all outstanding PSU grants.

•	Termination for cause — forfeit of all outstanding PSU grants.

Restricted Stock Units – Time-Vested

Restricted stock unit grants made under the 2009 Omnibus Equity Plan have the following attributes:

2009 Omnibus Equity Plan through fiscal 2014:

•	Retirement after age 55 with an executed three-year non-compete agreement — outstanding restricted stock unit grants vest immediately.

•	Death and Disability — outstanding restricted stock unit grants vest immediately.

•	Termination — forfeit of all outstanding restricted stock unit grants.

•	Termination for cause — forfeit of all outstanding restricted stock unit grants.

RSU awards commencing in fiscal 2015:

•

Same as 2009 Omnibus Equity Plan through fiscal 2014, except for retirement. The RSUs vest on the date of retirement (under the new definition described under “Definition of Retirement,” on page 25), provided that the total amount vested will be proportionately reduced to the extent retirement occurs before the end of the first full fiscal year for which the RSUs are awarded. Subject to forfeiture if the participant violates his or her three-year non-compete agreement before the award would normally have vested (third anniversary of the award date).

Officer Retiree Medical Program

•

Retirement after age 55 — the officer is entitled to receive retiree medical if he or she has served three consecutive years as an officer and is not in competition with Valspar at any time after termination of employment.

•

Included dependents — the spouse and any eligible dependents of the retiree who, immediately prior to the retiree’s termination of employment, are covered under the retiree medical plan are eligible for coverage.

•

Coverage — the eligible persons are covered from the date of termination, at the same coverage available to an active employee for the retiree’s and spouse’s life. Eligible dependents are covered until the dependent ceases to be eligible under the plan. The coverage becomes secondary to Medicare coverage.

•

Premiums — the company charges the retiree (or his or her spouse) for the full cost of the coverage premiums, but the company reimburses the retiree for that portion of the coverage premiums that the company would have paid if the retiree were an active employee, and also provides a gross-up payment for taxes that relate to the medical benefit.

Severance Policy for Officers

          The Compensation Committee has approved a severance policy for officers, providing generally for certain severance benefits in the event of termination without cause, but only if the officer signs a three-year non-compete agreement:

•	One year’s base pay

•	Immediate vesting of all stock options

•	Retiree medical benefits if the officer has reached age 55

Hypothetical Termination Payments

          The following tables provides information on the potential payments that would have been payable to each of the named executives under existing contracts, agreements, plans or arrangements, for various scenarios involving termination of employment (other than a change in control) if the triggering events for the payments had each occurred on October 31, 2014. The tables use the closing price of our common stock of $82.16 as of October 31, 2014. These benefits are in addition to benefits available prior to the occurrence of any termination of employment to all salaried employees, such as distributions under The Valspar Savings and Retirement Plan and equity awards that are currently vested.

G.E. Hendrickson	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$1,000,000	0	0	0
Cash Bonus	$2,229,232	$2,229,232	$2,229,232	2,229,232	0	$2,229,232	$2,229,232
Unvested Stock Options	0	2,618,523	2,618,523	2,618,523	0	2,618,523	2,618,523
Unvested Restricted Stock	0	3,217,386	3,217,386	6,113,115	0	9,330,501	9,330,501
Cash-settled RSU	0	5,459,450	5,459,450	9,049,102	0	14,508,552	14,508,552
Retiree Medical	0	380,000	380,000	380,000	0	298,000	298,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$2,229,232	$13,904,591	$13,904,591	$21,389,972	0	$28,984,808	$28,984,808

J.L. Muehlbauer	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$618,000	0	0	0
Cash Bonus	$904,467	$904,467	$904,467	904,467	0	$904,467	$904,467
Unvested Stock Options	0	793,889	793,889	1,149,831	0	1,861,658	1,861,658
Unvested Restricted Stock	0	101,303	101,303	195,787	0	688,583	688,583
Cash-settled RSU	0	420,166	420,166	0	0	727,691	727,691
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$904,467	$2,219,825	$2,219,825	$2,868,085	0	$4,182,399	$4,182,399

R. Engh	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$473,200	0	0	0
Cash Bonus	$642,272	$642,272	$642,272	642,272	0	$642,272	$642,272
Unvested Stock Options	0	415,799	415,799	415,799	0	415,799	415,799
Unvested Restricted Stock	0	778,137	778,137	0	0	778,137	778,137
Cash-settled RSU	0	1,143,256	1,143,256	0	0	1,143,256	1,143,256
Retiree Medical	0	300,000	300,000	300,000	0	219,000	219,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$642,272	$3,279,464	$3,279,464	$1,831,271	0	$3,198,464	$3,198,464

A.L. Blaine	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$379,500	0	0	0
Cash Bonus	$426,268	$426,268	$426,268	426,268	0	$426,268	$426,268
Unvested Stock Options	0	314,716	314,716	314,716	0	314,716	314,716
Unvested Restricted Stock	0	535,355	535,355	0	0	535,355	535,355
Cash-settled RSU	0	808,700	808,700	0	0	808,700	808,700
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$426,268	$2,085,039	$2,085,039	$1,120,484	0	$2,085,039	$2,085,039

C.A. Arnold	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance	0	0	0	$371,000	0	0	0
Cash Bonus	$426,040	$426,040	$426,040	426,040	0	$426,040	$426,040
Unvested Stock Options	0	237,763	237,763	237,763	0	237,763	237,763
Unvested Restricted Stock	0	328,476	328,476	1,087,223	0	1,415,699	1,415,699
Cash-settled RSU	0	534,122	534,122	0	0	534,122	534,122
Retiree Medical	0	333,000	333,000	333,000	0	111,000	111,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$426,040	$1,859,401	$1,859,401	$2,455,026	0	$2,724,624	$2,724,624

Termination of Employment and Change in Control Arrangements

          Valspar has entered into agreements with the named executives providing for the continued employment of such executives for a period of up to two years following a qualifying change in control of Valspar. During such two-year period, executives would continue to be employed and compensated commensurate with their positions and compensation prior to the change in control. The change in control agreements each have a two-year term, subject to an annual evergreen extension for an additional two years. The Corporation is permitted to terminate the agreement by providing the executive with written notice of termination at least 60 days prior to the next annual renewal date. The employment and severance compensation provisions of the agreement do not, however, take effect until a Change in Control (as defined below) has occurred during the term of the agreement.

          Under the change in control agreements, an executive becomes entitled to a lump sum payment and the continuation of certain benefits upon any termination of the executive’s employment with Valspar (or an applicable subsidiary), after a change in control, for any reason other than: (a) by the executive without good reason; (b) by Valspar as a result of the disability of the executive or for cause; or (c) as a result of the death of the executive. Severance payments required under each agreement include a lump sum amount equal to three times the named executive’s annual base salary and target annual bonus for named executives hired prior to 2008, and two times for those hired in 2008 or later (including Ms. Arnold and Mr. Muehlbauer), plus three years of continuing benefits, if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term (“double trigger”). For this purpose, the “annual base salary” is defined as the 12 times the highest monthly base salary paid (or payable) to the executive in the one-year period preceding the month in which a Change in Control Period (as defined below) begins; and the “target annual bonus” is defined as the targeted annual cash bonus payment for the fiscal year during which a Change in Control Period begins. The Corporation will also be obligated to provide the executive (and his or her family) with health care and life insurance benefits at least equal to, and at the same after-tax cost, as those which would have been provided absent a termination (subject to alteration in the event that such benefits are later increased to peer executives at the Corporation).

          Under the change in control agreements, Valspar will at its sole expense provide a terminated executive with outplacement services substantially similar to those available to the executive immediately prior to the change in control. In addition, Valspar will pay all legal fees and expenses that an executive reasonably incurs as a result of any contest (regardless of the outcome thereof) respecting the validity or enforceability of, or liability under, any provision of the executive’s change in control agreement or any guarantee of performance thereof (including as a result of any contest by the executive about the amount of any payment pursuant to the change in control agreement), plus interest. Finally, Valspar will also pay any excise taxes that the executive may incur as a result of such payments, and any income and excise taxes on such excise tax payments.

          The Committee has decided that change in control agreements for any officer first elected in fiscal 2013 or later shall not include reimbursement for any excise taxes that may be payable by an executive with respect to change in control payments.

Definitions

          “Change in Control” means any of the following:

•

any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (or 30% or more for purposes of the 2015 Omnibus Equity Plan) of either (A) the then-outstanding shares of common stock of the Corporation or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors provided, however, that (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation and (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company do not constitute a Change in Control;

•

individuals who, as of the date of the agreement, constitute the Board of Directors (the “Incumbent Board”), together with any individuals becoming a director after the date of the agreement whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, ceasing for any reason to constitute at least a majority of the Board of Directors;

•

subject to certain limited exceptions, any consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”); or

•	approval by our stockholders of a complete liquidation or dissolution of Valspar.

          “Change in Control Period” means the period commencing on the date of the agreement and ending on the second anniversary of that date; provided, however, that, commencing on each anniversary date of a change in control agreement (such date, the “Renewal Date”), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Corporation shall give notice to the executive that the Change in Control Period shall not be so extended.

          “Good Reason” means:

•

the assignment to the executive of any duties inconsistent in any respect with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the agreement, or any action by the Corporation that results in a diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Corporation’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the executive;

•

any failure by the Corporation to comply with any of the compensation-related provisions of the change in control agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the executive;

•

requiring the executive to be based at (i) any office or location other than as determined under the change in control agreement and that increases the distance or duration of the executive’s commute, (ii) a location other than the principal executive offices of the Corporation if the executive was employed at such location immediately prior to any change in control or (iii) any location that increases the distance or duration of the executive’s commute;

•	any purported termination by the Corporation of the executive’s employment otherwise than as expressly permitted by the change in control agreement; or

•	any other action or inaction that constitutes a material breach by the Corporation of the change in control agreement.

          For the above purposes, any good faith determination of Good Reason made by the executive shall be conclusive. The executive’s mental or physical incapacity following the occurrence of an event constituting Good Reason shall not affect the executive’s ability to terminate employment for Good Reason, and the executive’s death following delivery of a notice of termination for Good Reason shall not affect the entitlement of the executive’s estate to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

          “Cause” means (1) the willful and continued failure of an executive to perform substantially the executive’s duties (other than any failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the executive by the Board of Directors that specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (2) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation. For these purposes, no act, or failure to act, on the part of an executive is considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Corporation. In this regard, any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board of Directors (or the board of directors of an applicable subsidiary), or (B) the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the Corporation.

          In addition to the change in control agreements, Valspar’s equity and non-equity compensation plans also contain provisions regarding changes in control. Under the equity plans, including the 2009 Omnibus Equity Plan and the 2015 Omnibus Equity Plan, and under individual award agreements, any unvested stock options, restricted stock and RSUs vest immediately upon a change in control of Valspar and stock options are exercisable for the remainder of their term. For PSUs commencing with awards for fiscal 2015, the amount of the payout will be determined using the actual performance level achieved for any fiscal years completed prior to the change in control and assuming the target performance level for any subsequent fiscal year(s).

Potential Payments Upon Change in Control

          The following table provides information on the potential payments that would have been payable to each of the named executives under existing contracts, agreements, plans or arrangements, for a change in control if the change in control and any other triggering event for the payments had each occurred on October 31, 2014.

Name	Cash Severance[1]	Stock Options[2]	Restricted Stock[3]	Restricted Stock Units[3]	Retiree Medical[4]	Gross Up Payment[5]	TOTAL
G.E. Hendrickson	$6,450,000	$2,618,523	$9,330,501	$14,508,552	$57,000	$0	$32,964,576
J.L. Muehlbauer	2,163,000	1,861,658	688,583	727,691	57,000	0	5,497,932
R. Engh	2,413,320	415,799	778,137	1,143,256	61,000	0	4,811,512
A.L. Blaine	1,821,600	315,194	535,355	808,700	34,000	0	3,514,849
C.A. Arnold	1,187,200	237,763	1,415,699	534,122	43,000	1,085,645	4,503,429

(1)	Cash severance includes three times the base salary and target bonus amounts in effect as of October 31, 2014 (two times for Ms. Arnold and Mr. Muehlbauer).

(2)	Represents acceleration of unvested stock options with the value being the difference between the aggregate market price at fiscal year-end of $82.16 and the aggregate exercise price.

(3)	Represents the aggregate fair market value of the restricted stock and restricted stock units for which vesting would be accelerated as of the date of the change in control.

(4)

Represents 36 months of coverage to the executive, at active employee rates, for health insurance, life insurance, dental insurance and disability insurance benefits, less the value of benefits broadly available to non-executives upon a change in control.

(5)

This amount reflects the amount equal to the excise tax and taxes thereon charged, if any, to the named executives as a result of any change in control payments under Section 280G of the Internal Revenue Code.

Director Compensation

          Fees Payable in Cash or Stock. In fiscal 2014, non-employee directors received an annual cash retainer of $95,000, except that the Chairs of the Audit and Compensation Committees received an annual cash retainer of $110,000 and the Lead Director, Mr. Curler, received an annual cash retainer of $130,000. At a director’s option, the annual retainer may be paid in cash or by the Corporation purchasing shares of its common stock in the open market quarterly on behalf of the director. Any costs of such purchases are paid by the Corporation. No meeting fees are paid to directors.

          Non-employee directors appointed to any subcommittee of the standing committees of the Board of Directors receive an additional cash retainer of $5,000.

          Annual Stock Award. Each non-employee director is granted a stock award every year under the 2009 Omnibus Equity Plan. For grants in respect of service in fiscal year 2014, each non-employee director serving as a member of the Board of Directors on the date of the October Board meeting was granted on the date of such meeting a stock award with a value equal to $95,000. Annual stock awards for a director who retires from the Board during the year will be prorated to reflect the partial year, and awarded at the same time as other director awards. The non-employee directors received a stock award on October 1, 2014: Mr. Allen, 1,236 shares; Mr. Ballbach, 1,236 shares; Mr. Bode, 1,236 shares; Mr. Cook, 1,236 shares; Mr. Curler, 1,236 shares; Mr. Fleming, 1,236 shares; Mr. Friendly, 1,236 shares; Ms. Haugarth, 1,236 shares; and Dr. Jemison, 1,236 shares.

          New Director Restricted Stock Award. New non-employee directors of Valspar receive a stock award, intended to attract new directors of high caliber and qualifications and recognize their immediate contributions to Valspar. The stock award is equal to his or her current annual retainer. The stock award is restricted for five years, and the director must be serving as a member of the Board on the date the restrictions lapse to receive the award.

          Deferral of Cash Retainer. For 2015, Directors may elect to defer up to 100% of the cash portion of their annual retainer into the Valspar Corporation Nonqualified Deferred Compensation Plan (the “Plan”). Distributions are made upon death or on or after certain payment events elected by the participant, including specified dates, separation from the Board or a change in control. Distributions from the Plan are governed by the Internal Revenue Code and the Plan.

          Stock Ownership Guidelines and Restrictions on Hedging and Pledging. To align the interests of our directors with the interests of stockholders, we have established stock ownership guidelines equal to five times the annual cash retainer paid to directors. Directors are expected to reach the ownership level specified in the guidelines within five years after becoming a director. All of our directors are in compliance with these guidelines, and the directors who have served less than five years are on track to reach the specified ownership level within the five-year period. In addition, directors may not hedge their shares of the Corporation’s stock and must obtain approval from the Corporation’s CEO and General Counsel before pledging any of their shares of the Corporation’s stock. Approval for any pledge is discretionary and subject to various criteria and limits, including that the sum of all pledged stock by officers and directors does not exceed two times the average daily trading volume of the Corporation’s stock. No director has pledged stock during 2014. The Hedging and Pledging Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 12 to the Principles of Corporate Governance.

          Reimbursement of Out-of-Pocket Expense. Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from meetings of the Board of Directors or its committees and for related activities, including director education courses.

2014 DIRECTOR COMPENSATION

          The table below summarizes the compensation paid to non-employee directors during 2014.

Name	Fees Earned or Paid in Cash or Stock ($)[1]	Stock Awards ($)[2]	Total $
J.J. Allen	$95,000	$95,000	$190,000
J.M. Ballbach	95,000	95,000	190,000
J.S. Bode — Audit Chair	110,000	95,000	205,000
W.M. Cook	95,000	95,000	190,000
J.H. Curler — Governance Chair / Lead Director	130,000	95,000	225,000
S.D. Fleming	95,000	95,000	190,000
I.R. Friendly — Compensation Chair	110,000	95,000	205,000
J.S. Haugarth	95,000	95,000	190,000
M.C. Jemison	95,000	95,000	190,000

(1)

Annual retainer of $95,000. Chairs of the Audit and Compensation Committees receive an annual retainer of $110,000. For his services as Lead Director in fiscal 2014, Mr. Curler received a retainer of $35,000, in addition to the annual director retainer of $95,000. Directors may elect to receive all or a portion of their annual director retainers in Valspar common stock or cash. The cash retainer is paid quarterly and shares are purchased quarterly on the open market, with commission paid by Valspar. The following directors elected to receive all or a portion of their annual retainer in Valspar common stock in 2014, purchasing the following numbers of shares with an average price per share of $78.22: Mr. Allen, 511 shares; Mr. Cook, 1,210 shares; Mr. Curler, 1,656 shares; Mr. Friendly, 701 shares; and Ms. Haugarth, 611 shares.

(2)

The fair value of the annual stock award granted to each director in fiscal 2014 on the date of grant was $95,000. Stock awards received on October 1, 2014: Mr. Allen, 1,236 shares; Mr. Ballbach, 1,236 shares; Mr. Bode, 1,236 shares; Mr. Cook, 1,236 shares; Mr. Curler, 1,236 shares; Mr. Fleming, 1,236 shares; Mr. Friendly, 1,236 shares; Ms. Haugarth, 1,236 shares; and Dr. Jemison, 1,236 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

          Stockholders of record on December 26, 2014 will be entitled to receive notice of and vote at the meeting. As of the record date, there were outstanding and entitled to be voted at the meeting 81,912,902 shares of common stock, each share being entitled to one vote.

Share Ownership of Certain Beneficial Owners

          The following information concerning ownership of common stock of the Corporation is furnished as of the record date, unless otherwise indicated, with respect to all persons known by the Corporation to be the owner, of record or beneficially, of more than five percent of the outstanding common stock of the Corporation. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
U.S. Bancorp 800 Nicollet Mall Minneapolis, MN 55402	5,733,855[1]	7.0%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,685,849[2]	6.9%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,403,423[3]	6.6%

Iridian Asset Management LLC 276 Post Road West Westport, CT 06880	4,613,054[4]	5.6%

(1)

Shares reported on Schedule 13G as of February 13, 2014. U.S. Bancorp and U.S. Bank National Association report sole voting power over 116,496 shares; shared voting power over 91,852 shares; sole dispositive power over 5,625,392 shares; and shared dispositive power over 108,463 shares. C. Angus Wurtele Revocable Trust Managed Agency, for which U.S. Bank National Association serves as investment agent, has the right to receive or the power to direct receipt of dividends from, or the proceeds from the sale of, more than 5% of the Corporation’s common stock. This amount is included in the table above.

(2)	Shares reported on Schedule 13G as of January 17, 2014. BlackRock, Inc. reports sole voting and dispositive power over 5,685,849 shares.

(3)

Shares reported on Schedule 13G as of February 6, 2014. The Vanguard Group reports sole voting power over 52,339 shares; sole dispositive power over 5,356,984 shares; and shared dispositive power over 46,439 shares.

(4)

Shares reported on Schedule 13G as of February 4, 2014. Iridian Asset Management LLC. Iridian Asset Management LLC (“Iridian”), David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”) report shared voting and dispositive power over 4,581,501 shares. Iridian has direct beneficial ownership of the shares in the accounts for which it serves as the investment adviser under its investment management agreements. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares. Mr. Levy has direct beneficial ownership of the 31,553 shares owned by him.

Share Ownership of Management

          The following table lists, as of December 26, 2014, the beneficial ownership of common stock for all directors, each of the named executives and all directors and executive officers as a group. Except as otherwise indicated, no director or executive officer individually owns as much as 1% of the total outstanding shares of common stock.

Name	Shares[1]		Name	Shares[1]
Jack J. Allen	8,405	[2]	Rolf Engh	744,451	[3,5]
Cynthia A. Arnold	62,964	[3]	Shane D. Fleming	3,475	[2]
John M. Ballbach	11,048	[2,4]	Ian R. Friendly	36,363	[2,6]
Anthony L. Blaine	211,554	[3]	Janel S. Haugarth	34,435	[2]
John S. Bode	60,006	[2]	Gary E. Hendrickson	923,222	[3,7,8]
William M. Cook	17,783	[2]	Mae C. Jemison	14,985	[2]
Jeffrey H. Curler	132,860	[2]	James L. Muehlbauer	48,124	[3]
All directors and executive officers as a group				2,309,675	[2,3,4,5,6,7,8]

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to shares shown as beneficially owned.

(2)

Includes shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s Stock Option Plan for Non-Employee Directors, as follows: Mr. Allen, 0 shares; Mr. Ballbach, 0 shares; Mr. Bode, 43,200 shares; Mr. Cook, 0 shares; Mr. Curler, 53,900 shares; Mr. Fleming, 0 shares; Mr. Friendly, 17,750 shares; Ms. Haugarth, 12,600 shares; and Dr. Jemison, 0 shares.

(3)

Includes shares indirectly owned as of October 31, 2014 through The Valspar Savings and Retirement Plan, and over which each participant has sole voting power, as follows: Mr. Hendrickson, 11,765 shares; Mr. Muehlbauer, 51 shares; Mr. Engh, 54,129 shares; Mr. Blaine, 8,532 shares; Ms. Arnold, 1,459 shares; and executive officers as a group, 75,936 shares. Also includes the following numbers of shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s stock option plans, as follows: Mr. Hendrickson, 716,984 shares; Mr. Muehlbauer, 37,309 shares; Mr. Engh, 194,237 shares; Mr. Blaine, 175,630 shares; Ms. Arnold, 44,274 shares; and executive officers as a group, 1,168,434 shares.

(4)	Includes 50 shares held by Mr. Ballbach’s daughters and 25 shares for which Mr. Ballbach is custodian for minor child.

(5)	Includes shares which are pledged as security, as follows: Mr. Engh, 316,264 shares.

(6)	Includes 14,378 shares held in a trust.

(7)	Includes 11,595 shares and 7,328 shares held in trusts.

(8)	Percentages of the outstanding shares of Common Stock beneficially owned by these persons are as follows: Mr. Hendrickson, 1.1%; all directors and executive officers as a group, 2.8%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Corporation’s directors, executive officers and beneficial owners of more than 10% of the common stock of the Corporation to file with the SEC certain reports regarding their ownership of common stock or any changes in such ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

          Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons that no Form 5’s were required for such persons, the Corporation believes that, during the year ended October 31, 2014, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

PROPOSAL 2

Advisory Vote to Approve Executive Compensation (“Say-on-Pay” vote)

Background

          The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires U.S. public corporations to hold an advisory (non-binding) vote on executive compensation. The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

          The Corporation has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our stockholders. See “Executive and Director Compensation – Compensation Discussion and Analysis,” beginning on page 11 for additional information on our executive compensation programs.

Proposal

          The Corporation is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of The Valspar Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Corporation’s 2015 Proxy Statement.”

Position of Board of Directors

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THE ABOVE RESOLUTION AND THIS PROPOSAL.

          Valspar reported record sales and earnings per share in fiscal 2014 and the Corporation fully achieve its goals. Consistent with the Corporation’s pay for performance philosophy, bonuses and restricted stock awards were higher in 2014, and base salaries for named executives were increased during fiscal 2014.

          As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2014 is reasonable and appropriate, is justified by the performance of the Corporation and is the result of a carefully considered approach.

          In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis beginning on page 11:

•	The Corporation has performed well against its peers by relevant industry measures.

•

Our Compensation Committee has designed the compensation packages for our named executives to depend on the achievement of objective performance goals that the Committee believes drive long-term shareholder value.

•	As disclosed under Compensation Risk Analysis on page 10, our pay practices do not encourage management to take excessive risk.

•	We recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years.

Effect of Vote

          Because your vote is advisory, it will not be binding upon the Corporation, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements. Last year, 96% of the votes cast in the Corporation’s Say-on-Pay vote were cast in favor of approving the Corporation’s compensation for its named executive officers.

PROPOSAL 3

Approval of The Valspar Corporation 2015 Omnibus Equity Plan

          We are asking our stockholders to approve The Valspar Corporation 2015 Omnibus Equity Plan (the “2015 Omnibus Plan”). Our Board of Directors adopted the 2015 Omnibus Plan on December 10, 2014, subject to stockholder approval. We currently award stock options and restricted stock under the Corporation’s 2009 Omnibus Equity Plan, as amended through September 30, 2014 (the “2009 Omnibus Plan”). We have outstanding stock options to participants under the 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors and 2009 Omnibus Plan (together, the “Prior Plans”) and outstanding restricted stock awards and RSUs under the 2009 Omnibus Plan. Following stockholder approval of the 2015 Omnibus Plan, no further awards will be made under the 2009 Omnibus Plan. Any award granted under a Prior Plan will continue to be governed by the terms of that plan.

          The purpose of the 2015 Omnibus Plan is to increase stockholder value and to advance the interests of the Corporation by furnishing a variety of awards designed to attract, retain and motivate key employees and consultants of the Corporation and its subsidiaries and directors of the Corporation. The 2015 Omnibus Plan will replace the 2009 Omnibus Plan.

          The following is a summary of the material terms of the 2015 Omnibus Plan and is qualified in its entirety by reference to the 2015 Omnibus Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Administration

          Our Compensation Committee (the “committee”) will administer the 2015 Omnibus Plan and will have complete authority to grant awards, to interpret the plan and to make any other determination which it believes necessary and advisable for the proper administration of the plan. The committee’s decisions on matters relating to the 2015 Omnibus Plan are final and conclusive on the Corporation and the participants.

          The committee may delegate any of its powers and responsibilities in respect of the 2015 Omnibus Plan, and our full Board of Directors may exercise any of the committee’s powers and responsibilities. However, the committee may not delegate any of its powers or responsibilities, and the full Board of Directors may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery under Section 16(b) of the Exchange Act.

Eligible Participants

          Officers of the Corporation, employees of the Corporation or a subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Corporation or a subsidiary are eligible to receive awards under the 2015 Omnibus Plan when designated by the committee.

Shares Available For Awards

          The aggregate number of shares of our common stock available for awards made under the 2015 Omnibus Plan will be 7,000,000 (reduced by (a) the number of stock options and stock-settled SARs granted after October 31, 2014 under the 2009 Omnibus Plan and (b) a multiple of 3.51 times the actual number of shares of Common Stock awarded pursuant to any stock-settled Award under the 2009 Omnibus Plan other than stock options and SARs granted after October 31, 2014). The remaining share reserve under Prior Plans will be cancelled upon the approval of the 2015 Omnibus Plan by stockholders, and after that date all further awards will be made under the 2015 Omnibus Plan. If an award granted under the 2015 Omnibus Plan (or previously granted under any of the Prior Plans) expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the 2015 Omnibus Plan pursuant to another award, subject to the plan’s share counting requirements for awards other than stock options or stock-settled stock appreciation rights (SARs) (as described below under the heading “Types of Awards and Terms and Conditions – Stock Appreciation Rights” on page 38).

          However, the number of shares of common stock awarded under the 2015 Omnibus Plan pursuant to all stock-settled awards other than stock options and stock-settled SARs will reduce the number of shares of common stock available to be awarded under the plan by a multiple of 3.51 times the actual number of shares of common stock awarded pursuant to any such stock-settled award other than stock options and stock-settled SARs. For example, if the committee awards 100 shares of restricted stock to a participant, the number of shares remaining and available to be issued under 2015 Omnibus Plan will be reduced by 351 shares. In addition, if any stock-settled awards other than stock options or stock-settled SARs outstanding under the 2015 Omnibus Plan or Prior Plans expire or are cancelled, the shares allocable to the unexercised portion of those awards will be added to the share reserve such that the number of shares of common stock available to be awarded under the plan will be increased by a multiple of 3.51 times the actual number of shares of common stock that expired or were cancelled for such awards. For purposes of clarification, any shares withheld or tendered from an award granted under the 2015 Omnibus Plan or under any of the Prior Plans to pay the applicable exercise price or taxes shall no longer be available to be awarded under the Plan. Any shares of common stock covered by a stock option or stock-settled SAR will be counted in full against the share limitation, regardless of the number of shares of common stock actually issued upon the exercise of such stock option or stock-settled SAR. For purposes of clarification, the grant of any awards payable only in cash will not reduce the number of shares of common stock remaining and available to be issued under the plan.

          In any one fiscal year, no person may receive awards under the 2015 Omnibus Plan that could result in that person receiving, earning or acquiring (a) stock options and SARs for, in the aggregate, more than 500,000 shares of common stock, (b) stock awards, restricted stock, restricted stock units and performance shares, in the aggregate, covering more than 250,000 shares of common stock and (c) performance awards payable in cash with a maximum amount payable exceeding $8,000,000. In addition, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any participant who is a non-employee director of the Corporation during any single fiscal year shall not exceed $500,000.

          The number of shares authorized under the 2015 Omnibus Plan and the limitations on awards in any fiscal year will be adjusted appropriately by the committee in the event of any change in the outstanding common stock of the Corporation by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, in order to reflect the change in the common stock and to provide participants with the same relative rights before and after such adjustment.

Types of Awards and Terms and Conditions

          The 2015 Omnibus Plan permits the granting of awards in any one or a combination of the following forms:

•	non-qualified stock options which are not intended to qualify under Section 422 of the Internal Revenue Code (the “Code”);

•	SARs payable in shares of common stock;

•	stock awards;

•	restricted stock, restricted stock units and performance stock units; and

•	performance awards of cash, stock or property.

          Payment of awards may be in the form of cash, shares of common stock, or any combination as determined by the committee.

          Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The exercise price will be payable (a) in cash upon exercise of the stock option, payable in a method as determined by the committee; (b) to the extent permitted in the award document for the stock option, by the delivery of shares of common stock in payment of all or any part of the exercise price, valued at the fair market value on the date the stock option is exercised; or (c) unless otherwise provided in the award document, by instructing the Corporation to withhold from the shares of common stock issuable upon exercise of the stock option shares of common stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, valued at fair market value.

          The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of that option; provided, however, that the committee may designate an exercise price for a stock option below fair market value on the date of grant if the stock option is granted in substitution for a stock option previously granted by an entity that is acquired or merged with the Corporation or its affiliate. Determinations of such fair market value will be made pursuant to methods and procedures established by the committee in accordance with the 2015 Omnibus Plan.

          Stock Appreciation Rights. An SAR is a right to receive, without payment to the Corporation, the aggregate amount of appreciation in the number of shares of common stock covered by the SAR, payable in cash or in the form of shares of common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the committee. The term of each SAR will be determined by the committee but shall not exceed ten years from the grant date. An SAR may be granted (a) with respect to any stock option either concurrently with the grant of such stock option or at such later time as determined by the committee or (b) alone, without reference to any related stock option.

          The exercise price per share of any SAR may not be less than the fair market value of our common stock on the date of grant of that SAR; provided, however, that the committee may designate an exercise price for an SAR below fair market value on the date of grant if the SAR is granted in substitution for an SAR previously granted by an entity that is acquired or merged with the Corporation or its affiliate. Determinations of such fair market value will be made pursuant to methods and procedures established by the committee in accordance with the 2015 Omnibus Plan.

          Stock Awards. The committee may grant (or sell at par value or such other higher purchase price determined by the committee) unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the limitations in the 2015 Omnibus Plan. Such stock awards may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such participant.

          Restricted Stock. Restricted stock is common stock that is sold or transferred to a participant at a price, if any, determined by the committee and subject to restrictions and other terms and conditions established by the committee. The restrictions may include a prohibition against transfer of the shares, to lapse at such time or times as the committee determines, and a requirement that the holder forfeit (or resell back to the Corporation at his or her cost) all or a part of such shares in the event of termination of his or her employment or consulting engagement while the shares are subject to restrictions. A participant receiving restricted stock generally will have all the rights of a stockholder with respect to shares of stock during any period in which the shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote the shares. Dividends paid in cash or property other than common stock with respect to shares of restricted stock will be paid to the participant quarterly during the applicable restricted period for all restricted stock awarded under the Plan, or at the end of the restricted period, or otherwise as provided in the applicable award document. Such dividends underlying such awards with restrictions that lapse as a result of the achievement of one or more Performance Goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

          Restricted Stock Units. A restricted stock unit is a right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the committee. Participants who receive restricted stock units will have no rights as stockholders with respect to such restricted stock units until the share certificates for common stock are issued to the participants. However, the Corporation will pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Corporation on the equivalent number of shares of common stock quarterly during the applicable restricted period for all restricted stock units or performance stock units awarded under the Plan, or at the end of the restricted period, or otherwise as provided in the applicable award document. Except as otherwise determined by the committee, if the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock units will be forfeited.

          Performance Stock Units. A performance stock unit is a restricted stock unit that includes performance goals and is therefore a performance award. Dividend equivalents or other distributions on common stock underlying performance stock units with restrictions that lapse as a result of the achievement of one or more performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

          Performance Awards. A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period. Performance goals applicable to a performance award will be established by the committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following business criteria: measures of earnings or profit (including, but not limited to, earnings per share, operating income or profit, net income, gross profit, margins, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA)), gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, working capital, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. Any of the above criteria may be used to measure the performance of the Corporation, a subsidiary and/or affiliate of the Corporation as a whole or any business unit of the Corporation, subsidiary, and/or such an affiliate or any combination thereof, as the committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the committee, in its sole discretion, deems appropriate, or the committee may select criteria based on the Corporation’s share price as compared to various stock market indices. The committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals, including, without limitation, the adjustment provisions described in the 2015 Omnibus Plan; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

          The committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Corporation or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

Transferability of Awards

          Unless otherwise provided by the committee, awards (other than stock awards) under the 2015 Omnibus Plan may only be transferred by will or by the laws of descent and distribution and, for a performance award, to the extent provided in the applicable award document. The committee may permit limited transfers of awards to family members.

Deferral of Payment

          With the consent of the committee or as permitted under the terms of a deferred compensation plan of the Corporation, a participant who has been granted an award may elect to defer receipt of all or any part of a payment or distribution associated with that award, subject to compliance with Section 409A of the Code. Under the Corporation’s Deferred Compensation Plan, participants in that plan are currently permitted to defer payments or distributions under the Corporation’s annual cash bonus program and payouts under cash-settled RSUs.

Effect of Retirement

          In the event of a participant’s retirement, the applicable award document will provide the extent to which and the conditions under which (1) outstanding awards previously granted to the participant will become vested or payable, (2) the participant will be entitled to exercise any outstanding stock options and SARs following retirement, and (3) the participant will become entitled to a distribution of any performance award for which the applicable performance period has not been completed. Retirement means termination of employment for any reason other than for cause after the participant has attained the age of 55 years (or a different age specified for a participant for any award) if the participant has executed and delivered a three-year non-compete agreement and release of claims, has completed three years of continuous prior employment with the Corporation or a subsidiary and has delivered a required prior written notice that the participant is considering retirement, in accordance with any policies for such notices that the committee may develop from time to time, at least one year prior to the date of termination.

Effect of Change in Control

          In the event of a change in control, the committee or its successor will provide that the awards will accelerate and vest in full, and all stock options and SARs must be exercised within a specified period of time or they will terminate, and that all performance awards are deemed earned. The committee may, but is not obligated to, provide for an appropriate cash payment to each participant who holds a stock option or SAR that is terminated.

          A change in control is defined in the 2015 Omnibus Plan to include the following events, all with certain important exceptions specified in the 2015 Omnibus Plan: (i) any individual, entity or group becomes the beneficial owner of 30% or more of the outstanding shares voting power of the Corporation; (ii) individuals who, as of the effective date of the plan, constitute the Board cease for any reason to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries; or (iv) approval by the stockholders of a complete liquidation or dissolution of the Corporation.

Prohibition on Repricing Awards

          Without the prior approval of the Corporation’s stockholders, no stock option or SAR under the 2015 Omnibus Plan will be repriced, replaced, or regranted through cancellation, the exercise price of a previously granted stock option or SAR will not be lowered, and no stock option or SAR whose fair market value is lower than its exercise price will be exchanged for cash or another award, except as adjustments are permitted under other provisions of the 2015 Omnibus Plan, such as the provisions providing for adjustment upon stock splits and similar events.

Duration, Termination and Amendment

          The 2015 Omnibus Plan became effective upon its approval by the Board, subject to approval by the Corporation’s stockholders. The 2015 Omnibus Plan will remain in effect until all awards granted under the 2015 Omnibus Plan have either been satisfied by the issuance of shares or the payment of cash, or have been terminated under the terms of the 2015 Omnibus Plan and all restrictions imposed on shares of common stock have lapsed. No awards may be granted under the 2015 Omnibus Plan after the tenth anniversary of the date the 2015 Omnibus Plan is approved by stockholders.

          The Board or committee may amend or discontinue the 2015 Omnibus Plan at any time. However, no such amendment or discontinuance may materially adversely change or impair an outstanding award, without the consent of the recipient. Further, no such amendment shall, without approval of the stockholders of the Corporation, (a) increase the maximum number of shares of common stock which may be issued to all participants under the 2015 Omnibus Plan, or (b) make any other change for which stockholder approval is required by law or under the applicable rules of the NYSE.

Federal Income Tax Consequences

          Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the participant.

          Exercise of Options and SARs. Upon exercising a non-qualified stock option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon the exercise of a SAR, the amount of any cash received by the participant, plus the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

          Disposition of Shares Acquired Upon Exercise of Options and SARs. The income tax consequences upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and the amount of the holder’s other income. Ordinarily, any gain realized upon a disposition will be treated as a capital gain, with the precise character of that gain (either short or long term) being determined by the length of time during which the holder has held the shares. The tax rate on that gain may be increased by a net investment income tax if the holder’s other income exceeds an applicable threshold. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR.

          Awards Other than Options and SARs. As to other awards granted under the 2015 Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

          As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

          Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as we intend, stock options, SARs and certain other performance awards paid under the 2015 Omnibus Plan are “qualified performance based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2015 Omnibus Plan.

          Delivery of Shares for Tax Obligation. Under the 2015 Omnibus Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon any terms and conditions it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

          Withholding. The Corporation has the right to withhold from any payments made under the 2015 Omnibus Plan or to collect as a condition of payment, any taxes required by law to be withheld. The participant may satisfy this obligation in whole or in part by electing to have the Corporation withhold shares of common stock having a fair market value up to the minimum amount of withholding taxes required to be collected on the transaction.

New Plan Benefits and Record Date Information for Prior Plans

          No benefits or amounts have been granted, awarded or received under the 2015 Omnibus Plan. The committee in its sole discretion will determine the number and types of awards that will be granted. Therefore, it is not possible to determine at this time the benefits that will be received by eligible participants if the 2015 Omnibus Plan is approved by our stockholders. The closing price per share of our common stock as reported on the NYSE on December 9, 2014 was $83.56.

          Stockholders of record on December 26, 2014 will be entitled to receive notice of and to vote at the meeting. As of October 31, 2014, there were 82,213,086 common shares outstanding, 5,242,240 stock options outstanding with a weighted average exercise price of $35.15 and a weighted average remaining term of 5.5 years and 279,923 shares of restricted stock (full value awards) outstanding under the Prior Plans, and there were 1,826,739 shares remaining for grants under the 2009 Omnibus Plan. This does not include stock-settled RSUs and PSUs granted for fiscal 2015 and the fiscal 2014 performance based restricted stock award, all of which will be granted in January 2015 under the 2009 Omnibus Plan and which will reduce the available reserve under the 2015 Omnibus Plan as described under “Shares Available for Awards” above. As stated above, the remaining share reserve under the 2009 Omnibus Plan will be cancelled upon the approval of the 2015 Omnibus Plan by stockholders, and after that date all further awards will be made under the 2015 Omnibus Plan.

Approval of 2015 Omnibus Equity Plan

          The Board is seeking stockholder approval of the 2015 Omnibus Plan including the categories of performance targets for awards to the Designated Executive Officers. Approval of these categories is necessary to allow the awards to the Designated Executive Officers to comply with the requirements of Section 162(m) of the Internal Revenue Code.

Vote Required

          The Board recommends that stockholders approve the 2015 Omnibus Plan. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for approval of the 2015 Omnibus Plan.

PROPOSAL 4

Appointment of Auditors

          The Board of Directors has appointed Ernst & Young LLP to examine the Corporation’s consolidated financial statements for the fiscal year ending October 30, 2015. Ernst & Young LLP acted as the Corporation’s auditors for the fiscal year ended October 31, 2014. A representative of Ernst & Young LLP is expected to be present at the 2015 annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Auditor Fee Information

Audit Fees

Fees for audit services totaled $2,991,413 in 2014 and $2,902,261 in 2013, which includes fees associated with the annual financial statement audit, audit of internal controls over financial reporting, foreign statutory audits, the reviews of the Corporation’s quarterly reports on Form 10-Q and registration statements filed with the SEC.

Audit-Related Fees

Fees for audit-related services totaled $16,379 in 2014 and $16,379 in 2013. Audit-related services principally include accounting and reporting assistance, internal control and process reviews, as well as other audits required by contract or regulation.

Tax Fees
Fees for tax services, including tax compliance, tax advice and tax planning totaled $148,782 in 2014 and $492,858 in 2013.

All Other Fees
The Corporation did not incur fees except as indicated in the above categories.

Pre-Approval of Services by Independent Auditors

          As permitted under applicable law, the Audit Committee may pre-approve from time to time certain types of services, including tax services, to be provided by the Independent Auditors. As provided in the Charter of the Audit Committee, and in order to maintain control and oversight over the services provided by the Independent Auditors, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the Independent Auditors and not to engage the Independent Auditors to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee may delegate pre-approval authority to the Audit Committee Chair, but any decision by the Committee Chair on pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

          The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Corporation. In this context, the Audit Committee has met with management (including the Chief Executive Officer, Chief Financial Officer, General Counsel, Controller and Director of Internal Audit) and Ernst & Young LLP, the Corporation’s independent registered public accounting firm (“Independent Auditors”).

          The Audit Committee held meetings with the Corporation’s internal auditors and Independent Auditors, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their examinations, the evaluations of the Corporation’s internal controls, the overall quality of the Corporation’s financial reports, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

          The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The Audit Committee also discussed with the Independent Auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, as well as rules of the SEC and other applicable regulations.

          With respect to independence, the Audit Committee has received the written disclosures from the Independent Auditors required under Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and has discussed with the Independent Auditors the independent auditors’ independence.

          Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, (i) the selection of the Independent Auditors for the 2015 fiscal year and (ii) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended October 31, 2014 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE CORPORATION’S BOARD OF DIRECTORS

Jack J. Allen	John S. Bode, Chair
John M. Ballbach	William M. Cook

ADDITIONAL INFORMATION

Other Business

          Management is not aware of any matters to be presented for action at the meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2016 Stockholder Proposals

          If you would like to submit a proposal for us to include in the proxy statement for our 2016 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and the advance notice provisions of our By-laws. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by September 18, 2015. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

          If you would like to recommend a person for consideration as a nominee for election as a director at our 2016 annual meeting, you must comply with the advance notice provisions of our By-laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than October 21, 2015, and no later than November 20, 2015. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this Proxy Statement under the heading “Corporate Governance – Director Nomination Process” on page 7.

          If you would like to present a proposal at our 2016 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than October 21, 2015, and no later than November 20, 2015.

          If the presiding officer at the 2016 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-laws, the proposal or nomination will be ruled out of order and not acted upon.

          The above information is only a summary of some of the requirements of the advance notice provisions of our By-laws. If you would like to receive a copy of the provisions of our By-laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Ability of Stockholders and Other Interested Parties to Communicate with the Corporation’s Board of Directors

          The Corporation’s Board of Directors has established several means for stockholders and other interested parties to communicate with the Corporation’s Board of Directors. Concerns regarding the Corporation’s financial statements, accounting practices or internal controls should be submitted in writing to the Chairman of the Audit Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If the concern relates to the Corporation’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address. Concerns regarding the Corporation’s executive compensation should be submitted in writing to the Chairman of the Compensation Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If a stockholder or other interested parties are unsure as to which category the concern relates, the concern may be communicated to any one of the independent directors in care of the Corporate Secretary at the Corporation’s headquarters address. All communications will be sent to the applicable director(s).

          The Corporation schedules its Annual Meeting of Stockholders concurrent with a regularly scheduled Board of Directors meeting and expects its directors to attend the Corporation’s Annual Meeting of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.

By Order of the Board of Directors,

ROLF ENGH,
Secretary
Minneapolis, Minnesota
January 16, 2015

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
OR
VOTE VIA THE INTERNET OR TELEPHONE

Appendix A

THE VALSPAR CORPORATION

2015 OMNIBUS EQUITY PLAN

A-i

8.	Stock Appreciation Rights (SARs)		A-6
	8.1.	Number	A-6
	8.2.	Duration	A-6
	8.3.	Exercise	A-6
	8.4.	Cash-Settled SARs	A-6
	8.5.	Stock-Settled SARs	A-6
	8.6.	Issuance of Shares Upon Exercise of Stock-Settled SAR	A-6

9.	Stock Awards		A-7

10.	Restricted Stock, Restricted Stock Units and Performance Stock Units		A-7
	10.1.	Number of Shares	A-7
	10.2.	Sale Price of Restricted Stock	A-7
	10.3.	Restrictions on Restricted Stock	A-7
	10.4.	Enforcement of Restrictions on Restricted Stock	A-7
	10.5.	End of Restrictions of Restricted Stock	A-7
	10.6.	Rights of Holders of Restricted Stock	A-7
	10.7.	Section 83(b) Election	A-8
	10.8.	Rights of Holders of Restricted Stock Units or Performance Stock Units; Dividend Equivalents	A-8

11.	Performance Awards		A-8
	11.1.	Establishment of Performance Goals	A-8
	11.2.	Levels of Performance Required to Earn Performance Awards	A-8
	11.3.	Other Terms	A-9
	11.4.	Notification to Participants	A-9
	11.5.	Measurement of Performance Against Performance Goals	A-9
	11.6.	Treatment of Performance Awards Earned	A-9
	11.7.	Distribution	A-9
	11.8.	Deferral of Receipt of Performance Award Distributions; Compliance with Section 409A	A-9
	11.9.	Non-Disqualifying Termination of Employment	A-9

12.	General		A-10
	12.1.	Effective Date	A-10
	12.2.	Duration	A-10
	12.3.	Limits on Transfer of Awards	A-10
	12.4.	Effect of Retirement or Other Termination	A-10
	12.5.	Restrictions under Securities Laws	A-11
	12.6.	Adjustment	A-11
	12.7.	Award Documents	A-11
	12.8.	Withholding	A-11
	12.9.	No Continued Employment, Engagement or Right to Corporate Assets	A-11
	12.10.	Payments Under Awards	A-11
	12.11.	Amendment of the Plan	A-12
	12.12.	Amendment of Award Documents; No Stock Option or SAR Repricing Without Stockholder Approval	A-12
	12.13.	Change in Control	A-12
	12.14.	Deferred Compensation	A-12
	12.15.	Prior Plans	A-13

A-ii

THE VALSPAR CORPORATION

2015 OMNIBUS EQUITY PLAN

1.       Purpose and Background

          1.1.       Purpose. The purpose of the 2015 Omnibus Equity Plan (the “Plan”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of Awards designed to attract, retain and motivate key employees and consultants of the Company and its Subsidiaries and directors of the Company.

          1.2.       Background. Immediately prior to the Effective Date (as defined below), the Company maintained a share reserve of Common Stock (the “Prior Reserve”) for issuance pursuant to Stock Options granted to participants under the Company’s 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors and 2009 Omnibus Equity Plan (the “Prior Plans”), and outstanding Restricted Stock and Restricted Stock Units under the 2009 Omnibus Equity Plan (the “2009 Plan”). Upon approval of the Plan by the stockholders of the Company, no further awards will be granted to any person under the 2009 Plan, and the Prior Reserve will be cancelled.

2.       Definitions

          2.1.       Affiliate. An “Affiliate” is a corporation or other entity controlled by, controlling, or under common control with, the Company.

          2.2.       Award. An “Award” is a grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock, Restricted Stock Units, Performance Stock Units or Stock Awards (which may include Dividend Equivalents) under the Plan.

          2.3.       Award Document. An “Award Document” is any agreement, plan, program or notice, or combination thereof, that sets forth the terms of an Award.

          2.4.       Board. The “Board” is the Board of Directors of the Company.

          2.5.       Change in Control. A “Change in Control” means any of the following:

             (a)      Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.5, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (iv) any acquisition pursuant to a transaction that complies with Sections 2.5(c)(1), 2.5(c)(2) and 2.5(c)(3);

             (b)      Individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

             (c)      Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          2.6.       Code. The “Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

          2.7.       Committee. The “Committee” is the Compensation Committee of the Board described in Section 3.1 hereof.

          2.8.       Company. The “Company” is The Valspar Corporation, a Delaware corporation, and any successor thereof.

          2.9.       Common Stock. “Common Stock” is the common stock, $.50 par value per share, of the Company.

          2.10.     Deferred Compensation. “Deferred Compensation” means any Award under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A and the regulations promulgated thereunder) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the Award Document do not meet or are not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder.

          2.11.     Disability. “Disability” shall mean permanent disability as that term is defined under the long term disability insurance coverage offered by the Company to its employees at the time the determination is to be made.

          2.12.     Dividend Equivalents. “Dividend Equivalents” means the right to receive cash payments with respect to Restricted Stock Units or Performance Stock Units in amounts equal to any regular, quarterly cash dividends paid on the equivalent number of shares of Common Stock, if and when such dividends are paid or distributed (or at such other time as may be permitted or required under Section 10.7).

          2.13.     Effective Date. The “Effective Date” of the Plan is described in Section 12.1.

          2.14.     Exchange Act. The “Exchange Act” means the Securities Exchange Act of 1934, and rules and regulations thereunder, as now in force or as hereafter amended.

          2.15.     Fair Market Value. The “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price (also referred to as the closing price) of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange. If such shares are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

          2.16.     Grant Date. The “Grant Date” of an Award shall be the date established by the Committee as the date of grant of the Award, which shall not be earlier than the date of the Committee meeting at which the Award is approved.

          2.17.     Participant. A “Participant” is a person who has been designated as such by the Committee and granted an Award under this Plan.

          2.18.     Performance Award. A “Performance Award” is a right to either a number of shares of Common Stock, their cash equivalent, or a combination thereof determined in accordance with Section 11.

          2.19.     Performance Goals. “Performance Goals” are the performance conditions, if any, established pursuant to Section 11.1 hereof by the Committee in connection with an Award.

          2.20.     Performance Period. The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

          2.21.     Performance Stock Unit. A “Performance Stock Unit” is a Restricted Stock Unit that includes Performance Goals and is therefore a Performance Award.

          2.22.     Restricted Stock. “Restricted Stock” is Common Stock which is sold or transferred by the Company to a Participant at a price, if any, determined by the Committee and subject to restrictions on its sale or other transfer by the Participant and other terms and conditions, including a risk of forfeiture, as may be established by the Committee.

          2.23.     Restricted Stock Unit. A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee. If so determined by the Committee in the applicable Award Document or at any other time, a Restricted Stock Unit may be paid in cash in lieu of the Common Stock; provided, that a Participant holding Restricted Stock Units shall have no right to receive a cash payment unless such payment is provided explicitly in the applicable Award Document or approved by the Committee.

          2.24.     Specified Employee. A “Specified Employee” means a Participant who is a key employee as described in Code Section 416 (i)(1)(A)(i), (ii) and (iii) (and disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on the Friday on or immediately preceding October 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A and the regulations promulgated thereunder. Each Participant will be identified as a Specified Employee in accordance with the regulations promulgated under Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12 month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no Participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market as of the date of a Participant’s “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

          2.25.     Stock Appreciation Right (SAR). A “Stock Appreciation Right” or “SAR” is a right to receive, without payment to the Company, a number of shares of Common Stock or cash, in each case the amount of which is determined pursuant to the formulae set forth in Section 8.

          2.26.     Stock Award. A “Stock Award” is the transfer by the Company to a Participant of shares of Common Stock as additional compensation for services to the Company, as set forth in Section 9.

          2.27.     Stock Option. A “Stock Option” is a right to purchase shares of Common Stock from the Company.

          2.28.     Subsidiary. “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, in which each of the entities other than the last entity in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other entities in such chain as determined at the point in time when reference is made to such “Subsidiary” in this Plan.

3.       Administration

          3.1.     Administration by Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b 3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) under the Code, and (iii) an “independent director” within the meaning of the rules of the New York Stock Exchange relating to members of compensation committees. The Committee shall have complete authority to grant Awards under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan, including, without limitation, to adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees of the Company who are foreign nationals or employed outside of the United States. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and the Participants.

          3.2.     Delegation of Authority. The Committee may delegate its powers and duties under the Plan to one or more directors (including a director who is also an officer of the Company) or a committee of directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m). In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

          3.3.     Indemnification. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee or the CEO delegates or has delegated authority under the Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to the Plan.

4.       Eligible Participants. Officers of the Company, employees of the Company or a Subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Company or a Subsidiary shall be eligible to receive Awards under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or a Subsidiary and any Performance Goals relating to such officers must be approved by the Committee. Participation by others and any Performance Goals relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate Participants who are not officers and to set or modify such Performance Goals may be delegated by the Committee to officers of the Company.

5.       Types of Awards. Awards under the Plan may be granted in any one or a combination of the following forms: (a) Stock Options (Section 7); (b) Stock Appreciation Rights (SARs) (Section 8); (c) Stock Awards (Section 9); (d) Restricted Stock, Restricted Stock Units and Performance Stock Units that may include Dividend Equivalents (Section 10); and (e) Performance Awards (Section 11). Subject to the specific limitations provided in this Plan, payment of Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

6.       Shares Subject to the Plan and Limitations on Awards

          6.1.     Number of Shares. Subject to adjustment as provided in Section 12.6, the number of shares of Common Stock available for Awards under the Plan shall not exceed 7,000,000 (reduced as provided in the last sentence of this Section 6.1); provided, however, that subject to adjustment as provided in Section 12.6, the number of shares of Common Stock awarded under the Plan pursuant to all stock-settled Awards other than Stock Options and SARs shall reduce the number of shares of Common Stock available to be awarded under the Plan by a multiple of 3.51 times the actual number of shares of Common Stock awarded pursuant to any such stock-settled Award other than Stock Options and SARs. For example, if the Committee awards 100 shares of Restricted Stock to a Participant, the number of shares of Common Stock remaining and available to be issued under the first sentence of this section shall be reduced by 351 shares. In addition, if any stock-settled Awards other than Stock Options or SARs outstanding under the Prior Plans expire or are cancelled, the shares of

Common Stock allocable to the unexercised portion of those Awards will be added to the share reserve such that the number of shares of Common Stock available to be awarded under the Plan will be increased by a multiple of 3.51 times the actual number of shares of Common Stock that expired or were cancelled for such Awards. Any shares of Common Stock covered by a Stock Option or stock-settled SAR granted under this Plan shall be counted in full against the limitation in this Section 6.1, regardless of the number of shares of Common Stock actually issued upon the exercise of such Stock Option or stock-settled SAR. For purposes of clarification, the grant of any Awards payable only in cash will not reduce the number of shares of Common Stock remaining and available to be issued under the Plan. The number of shares of Common Stock available for Awards under the Plan shall be reduced by (a) the number of Stock Options and stock-settled SARs granted after October 31, 2014 under the 2009 Plan and (b) a multiple of 3.51 times the actual number of shares of Common Stock awarded pursuant to any stock-settled Award under the 2009 Plan other than Stock Options and SARs granted after October 31, 2014.

          6.2.     Cancellation. In the event that an Award granted hereunder (or granted under any of the Prior Plans prior to the date of stockholder approval of this Plan) expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the Plan pursuant to another Award. The number of shares of Common Stock available for reissuance shall be subject to the share counting requirements for Awards other than Stock Options or stock-settled SARs set forth in Section 6.1. For purposes of clarification, any shares withheld or tendered from an Award granted hereunder (or under any of the Prior Plans) to pay the applicable exercise price or taxes shall no longer be available to be awarded under the Plan.

          6.3.     Type of Common Stock. Common Stock issued under the Plan in connection with Awards may be authorized and unissued shares or treasury stock, as designated by the Committee.

          6.4.     Limitation on Awards. During any one fiscal year, no person shall receive Awards under the Plan that, in the aggregate, could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 12.6: (a) Stock Options and SARs for, in the aggregate, more than 500,000 shares of Common Stock, (b) Stock Awards, Restricted Stock, Restricted Stock Units or Performance Stock Units (whether payable in shares of Common Stock or cash), in the aggregate, covering more than 250,000 shares of Common Stock or Performance Stock Units; and (c) Performance Awards payable in cash (excluding Performance Stock Units) with a maximum amount payable exceeding $8,000,000. If Dividend Equivalents are payable with respect to Restricted Stock Units or Performance Stock Units, the Dividend Equivalents will be considered included in the award of Restricted Stock Units or Performance Stock Units for purposes of calculating the limitation under this Section 6.4.

          6.5.     Limitation on Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any participant who is a director and is not an employee of the Corporation during any single fiscal year shall not exceed $500,000.

7.       Stock Options. Stock Options granted by the Committee under this Plan are not intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code). Stock Options granted under this Plan shall be subject to the following terms and conditions:

          7.1.     Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, the Committee may designate a purchase price below Fair Market Value on the date of grant if the Stock Option is granted in substitution for a stock option previously granted by an entity that is acquired or merged with the Company or its affiliate.

          7.2.     Number. The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee, subject to adjustment as provided in Section 12.6. If an SAR is granted in conjunction with or related to a Stock Option, the number of shares of Common Stock subject to the Stock Option shall be reduced in the same proportion that the holder thereof exercises the SAR.

          7.3.     Duration and Time for Exercise. Subject to earlier termination as provided in Section 12.4, the term of each Stock Option shall be determined by the Committee but shall not exceed ten years from the Grant Date. Each Stock Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any Stock Option.

          7.4.          Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the exercise price for such shares. Subject to the policies of the Company or Committee in effect from time to time and any requirements of the Company’s transfer agent, the exercise price shall be payable (a) in cash (United States dollars) upon exercise of the Stock Option, payable by a method as determined by the Committee; (b) to the extent permitted in the Award Document for the Stock Option, by delivery of shares of Common Stock (or deemed surrender through attestation) in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such Stock Option is exercised; or (c) unless otherwise provided in the Award Document, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the Stock Option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 12.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a Stock Option, a Participant shall have no rights as a stockholder.

8.        Stock Appreciation Rights (SARs). An SAR may be settled in cash or stock and may be granted (a) with respect to any Stock Option granted under this Plan, either concurrently with the grant of such Stock Option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Stock Option), or (b) alone, without reference to any related Stock Option. Each SAR granted by the Committee under this Plan shall be subject to the following:

          8.1.          Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.6. In the case of an SAR granted with respect to a Stock Option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder exercises the related Stock Option. Notwithstanding the foregoing, the limitation on grants under Section 6.4 shall apply to grants of SARs under the Plan.

          8.2.          Duration. Subject to earlier termination as provided in Section 12.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Stock Option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

          8.3.          Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Prior to the issuance of shares of Common Stock upon the exercise of a stock-settled SAR, a Participant shall have no rights as a stockholder.

          8.4.          Cash-Settled SARs. A cash-settled SAR shall confer on the holder thereof a right to receive upon exercise thereof a cash payment equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant of the SAR, subject to adjustment under Section 12.6; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the SAR is granted in substitution for an SAR previously granted by an entity that is acquired or merged with the Company or its affiliate.

          8.5.          Stock-Settled SARs. A stock-settled SAR shall confer on the holder thereof the right to receive upon exercise thereof a number of shares determined under Section 8.6. The exercise price per share of any stock-settled SAR granted without reference to a Stock Option shall be determined by the Committee, subject to adjustment under Section 12.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that the Committee may designate an exercise price below Fair Market Value on the date of grant if the SAR is granted in substitution for an SAR previously granted by an entity that is acquired or merged with the Company or its affiliate.

          8.6.          Issuance of Shares Upon Exercise of Stock-Settled SAR. The number of shares of Common Stock which shall be issuable upon the exercise of a stock-settled SAR shall be determined by dividing:

                (a)          the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a Stock Option, the exercise price of the Stock Option or (2) in the case of an SAR granted alone, without reference to a related Stock Option, the exercise price as determined under this Section 8; by

(b) the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of a stock-settled SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date.

9.       Stock Awards. A Stock Award may be granted (or sold at par value or such other higher purchase price determined by the Committee) to any Participant pursuant to which such Participant may receive shares of Common Stock free of any restrictions under this Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

10.     Restricted Stock, Restricted Stock Units and Performance Stock Units. The transfer and sale of Restricted Stock, Restricted Stock Units or Performance Stock Units shall be subject to the following terms and conditions:

          10.1.          Number of Shares. The number of shares to be transferred or sold by the Company to a Participant as Restricted Stock, Restricted Stock Units or Performance Stock Units shall be determined by the Committee.

          10.2.          Sale Price of Restricted Stock. The Committee shall determine the price, if any, at which shares of Restricted Stock shall be sold to a Participant, which may vary from time to time and among Participants.

          10.3.          Restrictions on Restricted Stock. All shares of Restricted Stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

                  (a)        a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock by the Participant, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                  (b)        a requirement that the holder of shares of Restricted Stock forfeit, or (in the case of shares sold to a Participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c) such other conditions or restrictions as the Committee may deem advisable.

          10.4.          Enforcement of Restrictions on Restricted Stock. In order to enforce the restrictions imposed by the Committee pursuant to Section 10.3, the Award Document for the Restricted Stock shall set forth the conditions of the grant. Shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. As determined by the Company or the Committee, each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable Award Document or be retained by the Company until such time as the restrictions have lapsed. The Committee may provide that no certificates representing Restricted Stock be issued until the restriction period is completed.

          10.5.          End of Restrictions of Restricted Stock. Subject to Section 12.5, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the Participant or to the Participant’s legal representative, beneficiary or heir, subject to applicable withholding for taxes.

          10.6.          Rights of Holders of Restricted Stock. Subject to the terms and conditions of the Plan, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of Restricted Stock shall be paid to the Participant quarterly during the applicable restricted period for all Restricted Stock awarded hereunder, or at the end of the restricted period, or otherwise as provided in the Award Document; provided, that such dividends underlying such Awards with restrictions that lapse as a result of the achievement of one or more Performance Goals will be deferred until and paid contingent upon the achievement of the applicable Performance Goals.

          10.7.          Section 83(b) Election. The Committee may provide in an Award Document that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

          10.8.          Rights of Holders of Restricted Stock Units or Performance Stock Units; Dividend Equivalents. Participants who receive Restricted Stock Units or Performance Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units or Performance Stock Units until such time as share certificates for Common Stock are issued to the Participants; and such Participants shall never have rights as stockholders if the Restricted Stock Units or Performance Stock Units are payable only in cash; provided, however, that, the Award Document may provide for Dividend Equivalents. Dividend Equivalents, if any, shall be payable quarterly during the applicable restricted period for all Restricted Stock Units or Performance Stock Units awarded hereunder, or at the end of the restricted period, or otherwise as provided in the Award Document; provided, that (a) Dividend Equivalents or other distributions on Common Stock underlying Performance Stock Units with restrictions that lapse as a result of the achievement of one or more Performance Goals will be deferred until and paid contingent upon the achievement of the applicable Performance Goals, and (b) Dividend Equivalents shall be payable at a time that satisfies the requirements of (or an exemption from) Section 409A of the Code, including the rules and regulations thereunder (together, “Section 409A”). Dividend Equivalents shall otherwise be considered a part of the award of Restricted Stock Units or Performance Stock Units.

11.      Performance Awards. A Performance Award is based on the extent to which the applicable Performance Goals are achieved. A Performance Award shall be of no value to a Participant unless and until earned in accordance with this Section 11.

          11.1.          Establishment of Performance Goals. Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion and not more than 90 days after the beginning of the relevant Performance Period. Such Performance Goals for Performance Awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following business criteria: Measures of earnings or profit (including, but not limited to, earnings per share, operating income or profit, net income, gross profit, margins, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA)), gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, working capital, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. For Performance Awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. Any of the above criteria may be used to measure the performance of the Company, a Subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, Subsidiary, and/or such an affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals, including, without limitation, modifications in connection with (i) asset writedowns, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

          11.2.          Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

          11.3.          Other Terms. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include vesting provisions, restrictions on the delivery of Common Stock payable in connection with the Performance Award, the requirement that such Common Stock be delivered in the form of Restricted Stock, or other restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

          11.4.          Notification to Participants. Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified.

          11.5.          Measurement of Performance Against Performance Goals. The Committee shall, as soon as practicable after the close of a Performance Period, determine:

(a)	the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)	the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination.

          11.6.          Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Awards have been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Grant Date, subject to the exceptions set forth in this section and in Section 11.9 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or a Subsidiary continuously during the entire Performance Period for which such Performance Award was granted, except as provided by the Committee in circumstances it deems advisable or as provided in Section 11.9 hereof.

          11.7.          Distribution. Distributions payable pursuant to Section 11.6 above shall be made as soon as practicable after the Committee determines the Performance Awards have been earned unless the provisions of Section 11.8 hereof are applicable to a Participant.

          11.8.          Deferral of Receipt of Performance Award Distributions; Compliance with Section 409A. With the consent of the Committee, a Participant who has been granted a Performance Award may elect to defer receipt of all or any part of any distribution associated with that Performance Award pursuant to the terms of a deferred compensation plan of the Company. In any such event, the applicable Award Document shall comply in all respects with the applicable requirements of Section 409A of the Code and the regulations promulgated thereunder.

          11.9.          Non-Disqualifying Termination of Employment. Exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution include Retirement as defined in Section 12.4(a), or termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees) or total and permanent disability, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Award. In the instance of death, a distribution of the Performance Award shall be made as soon as practicable, with the distributed amount equal to the amount that could have been earned during the Performance Period if the Participant were continuously employed by the Company or a Subsidiary until the last day of the Performance Period; provided, that the amount earned will be established by the Committee (i) based upon the actual achievement level of the Performance Goals for any fiscal year during the Performance Period that was completed prior to termination and for the fiscal year in which the termination occurred, and (ii) based upon the assumed achievement of target levels of the Performance Goals for any subsequent fiscal year during the Performance Period. In the instance of Retirement, or total and permanent disability as described above, subject to Section 12.4 hereof and the Award Document, a distribution of the Performance Award shall be made at the end of the Performance Period based upon the actual achievement level of the Performance Goals during the Performance Period.

12.      General.

          12.1.          Effective Date. The Plan will become effective on the date that it is approved by the Board (the “Effective Date”), subject to approval of the Plan by the Company’s stockholders.

          12.2.          Duration. The Plan shall remain in effect until all Awards granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Awards may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders.

          12.3.          Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant for any consideration. Except as otherwise provided by the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and, for a Performance Award, to the extent provided in the applicable Award Document. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant, except as provided herein or in Award Document or amendment thereto relating to a Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

          12.4.          Effect of Retirement or Other Termination.

                  (a)          In the event of a Participant’s Retirement (as defined below), the Award Document for any Award described in this sentence will provide the extent to which and the conditions under which (1) outstanding Restricted Stock, Stock Options, SARs, Restricted Stock Units and Performance Stock Units previously granted to the Participant will become vested or payable, (2) the Participant shall be entitled to exercise any outstanding Stock Options and SARs following Retirement and (3) the Participant will become entitled to a distribution of any Performance Award as described in Section 11.9 for which the applicable Performance Period has not been completed. For purposes of this Plan, commencing with Awards granted on or after the effective date of this Plan, “Retirement” means the termination of employment with the Company or a Subsidiary for any reason other than death, Disability or Termination for Cause (as defined below) at any time after the Participant has attained the age of fifty-five years (or a different age specified for a Participant for any Award), provided, that (i) the Participant has executed a Non-Compete Agreement (as defined below), (ii) the Participant has signed and delivered the Company’s standard release of claims, and the period in which it may be revoked expired not later than thirty days after the date of termination, (iii) the Participant has been in the employ of the Company or a Subsidiary continuously for a period of at least three years on the date of termination, and (iv) the Participant has provided written notice to the Company that Participant is considering retirement, in accordance with any policies for such notices that the Committee may develop from time to time, at least one year prior to the date of termination. “Non-Compete Agreement” means an agreement not to directly or indirectly render services (including consulting or research) for a period of three years to any person or business organization that is engaged in the development, manufacture and sale of any product, process or service (including any component thereof or research to develop information useful in connection with a product or service) that is being designed, developed, assembled, manufactured, marketed or sold by anyone other than the Company and which is of the same general type, performs similar functions, competes with or is used for the same purposes as a product of the Company or a Subsidiary. “Termination for Cause” means the termination of employment with the Company or a Subsidiary as a result of an illegal act, gross insubordination or willful violation of a policy of the Company or a Subsidiary by a Participant.

                  (b)          In the event that a Participant ceases to be an employee of or consultant to the Company or a Subsidiary or a director of the Company, as applicable, for any reason other than Retirement, including death or disability, any Award may be exercised or shall expire at such times as may be set forth in the applicable Award Document, or otherwise as determined by the Committee.

          12.5.          Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of Award of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          12.6.          Adjustment. In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, the Committee shall make appropriate adjustments in the number of shares of Common Stock then subject to the Plan, the shares of Common Stock issuable pursuant to any Award, the exercise price of any Stock Option or SAR, the Performance Goals for any Award, and other provisions of this Plan and outstanding Awards, in order to reflect the change in the Common Stock and to provide Participants with the same relative rights before and after such adjustment.

          12.7.          Award Documents. Except in the case of Stock Awards, the terms of each Award shall be stated in an Award Document approved by the Committee. The Committee shall communicate the key terms of each Award to the Participant promptly after the Committee approves the grant of such Award.

          12.8.          Withholding.

                  (a)          The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of a Stock Option or SAR or upon vesting of Restricted Stock, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of Restricted Stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

                  (b)          Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award that the right to make Elections shall not apply to such Award. An Election is irrevocable.

          12.9.          No Continued Employment, Engagement or Right to Corporate Assets. No Participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

          12.10.        Payments Under Awards. Payment of cash or distribution of any shares of Common Stock to which a Participant is entitled under any Award shall be made as provided in the Award. Except as permitted under Section 12.4, payments and distributions may not be deferred under any Award unless the deferral complies with the requirements of Code Section 409A.

          12.11.        Amendment of the Plan. The Board or Committee may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall materially adversely change or impair, without the consent of the recipient, an Award previously granted. Further, no such amendment shall, without approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all Participants under the Plan, or (b) make any other change for which stockholder approval is required by law or under the applicable rules of the New York Stock Exchange.

          12.12.        Amendment of Award Documents; No Stock Option or SAR Repricing Without Stockholder Approval. Except as otherwise provided in this Section 12.2, the terms of an existing Award may be amended by an amendment to the Award Document. Notwithstanding the foregoing sentence, except as permitted under Section 12.6, 12.13 or 12.14, (a) without the prior approval of the Company’s stockholders, (i) no Stock Option or SAR will be repriced, replaced, or regranted through cancellation, (ii) the exercise price of a previously granted Stock Option or SAR will not be lowered and (iii) no Stock Option or SAR whose Fair Market Value is lower than its exercise price will be exchanged for cash or another Award, and (b) no such amendment shall (i) extend the maximum period during which such Award may be exercised, either by extending the term of the Award or by extending the exercise period following termination of employment or any other applicable event, or (ii) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Award was granted, unless, in either case, the Award, as amended, complies with the requirements of Section 409A.

          12.13.        Change in Control. In the event of a Change in Control, the Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder shall declare (a) that the restriction period of all Restricted Stock, Restricted Stock Units and Performance Stock Units has been eliminated; (b) that all Restricted Stock Units and Performance Stock Units shall be payable in connection with the Change in Control, pursuant to the following paragraph, if applicable; (c) that subject to the third paragraph of this Section 12.13, all outstanding Stock Options and SARs shall accelerate and become exercisable in full but that all outstanding Stock Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to Participant or they will terminate; and (d) unless otherwise specified in the Award Document, that all Performance Awards granted to Participants are deemed earned.

          In connection with any declaration pursuant to this Section 12.13 that applies to Restricted Stock Units and Performance Stock Units that are payable in cash, the Committee shall cause a cash payment to be made to each Participant who holds any such Restricted Stock Unit or Performance Stock Unit in an amount equal to the product obtained by multiplying (a) the amount of the Transaction Proceeds Per Share (as defined in the following sentence) times (b) the number of shares of Common Stock covered by such Restricted Stock Unit or Performance Stock Unit. For purposes of this Section 12.13, “Transaction Proceeds Per Share” shall mean the cash plus the Fair Market Value of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the transaction.

          In connection with any declaration pursuant to this Section 12.13 that applies to Stock Options or SARs, the Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or SAR that is terminated in an amount equal to the product obtained by multiplying (a) the amount (if any) by which the Transaction Proceeds Per Share exceeds the exercise price per share covered by such Stock Option, times (b) the number of shares of Common Stock covered by such Stock Option or SAR.

          The Board may restrict the rights of Participants or the applicability of this Section 12.13 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          12.14.        Deferred Compensation.

                  (a)          Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Award that constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” as those terms are defined under Code Section 409A and the regulations promulgated thereunder.

                  (b)          Notwithstanding anything in the Plan, unless the Award Document specifically provides otherwise, the Company may not make payment to a Specified Employee of any Award that constitutes Deferred Compensation, earlier than 6 months following the Participant’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A and the regulations promulgated thereunder. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period will be accumulated and payment delayed until the first date after the 6 month period. The Committee may specify in the applicable Award Document that the amount of the Deferred Compensation delayed shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

                  (c)          The Committee may, however, reform any provision in an Award intended to comply with (or be exempt from) Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A and the regulations promulgated thereunder.

          12.15.        Prior Plans. Notwithstanding the adoption of this Plan by the Board and its approval by the stockholders, the Company’s Prior Plans, as they have been amended from time to time, shall remain in effect, and all grants and awards made under the Prior Plans shall be governed by the terms of the Prior Plans. No further grants shall be made under the Prior Plans.

• Approved by the Board of Directors on December 10, 2014.

THE VALSPAR CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 17, 2015.

Vote by Internet
• Go to www.envisionreports.com/VAL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	To elect four directors (Class II) for a term of three years: Nominees:									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Jack J. Allen	☐	☐	02 - John S. Bode	☐	☐	03 - Jeffrey H. Curler	☐	☐
	04 - Shane D. Fleming	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To cast an advisory vote to approve the Corporation’s executive compensation (“Say-on-Pay” vote):	☐	☐	☐	3.	To approve The Valspar Corporation 2015 Omnibus Equity Plan:	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation:	☐	☐	☐	The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	+

01YF6B

THE VALSPAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday February 18, 2015

9:00 AM

901 - 3rd Avenue South

Minneapolis, MN 55402

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.

The Notice and Proxy Statement and the Annual Report are available at:

www.edocumentview.com/VAL

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE VALSPAR CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY H. CURLER and GARY E. HENDRICKSON, and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of The Valspar Corporation to be held on Wednesday, February 18, 2015 at 9:00 A.M., at 901 - 3rd Avenue South, Minneapolis, Minnesota 55402, and at any adjournments thereof, on any matter properly coming before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)